UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CLENE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee previously paid with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 28, 2023

Dear Stockholder:

You are cordially invited to attend Clene Inc.’s 2023 Annual Meeting of Stockholders on Tuesday, May 9, 2023 at 11:00 a.m. Eastern Daylight Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CLNN2023. The Corporate Secretary’s Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting.

We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.

Sincerely,

Robert Etherington
President, Chief Executive Officer and Director

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

March 28, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

To the stockholders of Clene Inc:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Clene Inc., a Delaware corporation (the “Company,” “Clene,” “we,” “us,” or “our”), will be held virtually on Tuesday, May 9, 2023 at 11:00 a.m. Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted via a live audio webcast at www.virtualshareholdermeeting.com/CLNN2023 for the following purposes:

1.	to elect three directors to serve until the 2026 Annual Meeting of Stockholders;

2.	to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2023;

3.

to adopt the Fourth Amended and Restated Certificate of Incorporation of Clene Inc. to increase the number of authorized shares of Common Stock, par value $0.0001 per share (“Common Stock”), to 300,000,000;

4.	to approve the Amended Clene Inc. 2020 Stock Plan (the “2020 Stock Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 6,400,000 shares; and

5.	to transact any other business that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Proposal No. 1 relates solely to the election of the three directors nominated by the Company’s board of directors (the “Board”) and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

The Board has selected Monday, March 13, 2023, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121 for ten days before the Annual Meeting. If you would like to view the list, please contact us to schedule an appointment by emailing ir@clene.com. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.

Except for those stockholders that have already requested printed copies of our proxy materials, the proxy materials for the Annual Meeting will be furnished to you online. We anticipate that on or about March 28, 2023, we will mail or email our stockholders of record a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our 2023 Proxy Statement and 2022 Annual Report on Form 10-K and how to vote online. If you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability to request a printed copy of the proxy materials.

We believe that mailing or emailing the Notice of Internet Availability and posting the proxy materials online allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

All stockholders of record are cordially invited to attend the Annual Meeting virtually. You will be able to attend the meeting virtually, submit your questions and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/CLNN2023. You will not be able to attend the Annual Meeting in person. This approach provides for the health and safety of our stockholders and employees in light of the evolving public health and safety considerations posed by the ongoing coronavirus pandemic.

For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability you received in the mail, the section titled “How do I Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you in the Notice of Internet Availability to ensure that your vote is counted at the Annual Meeting.

Any stockholder of record attending the virtual Annual Meeting may vote at the Annual Meeting even if such stockholder has previously returned a proxy. Each stockholder may appoint only one proxy holder to attend the Annual Meeting on such stockholder’s behalf. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Jerry Miraglia
General Counsel and Corporate Secretary

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.

Annual Meeting of Stockholders		Meeting Agenda
Date: Tuesday, May 9, 2023	●	Election of three directors to serve until the 2026 Annual Meeting of Stockholders
Time: 11:00 a.m. Eastern Daylight Time	●	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2023
Place: The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CLNN2023 and following the instructions found in the notice	●	Adoption of the Fourth Amended and Restated Certificate of Incorporation of Clene Inc. to increase the number of authorized shares of Common Stock to 300,000,000
Record Date: Monday, March 13, 2023	●	Approval of the Amended 2020 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 6,400,000 shares
Voting: Stockholders as of the record date are entitled to vote; each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals	●	Transact any other business that properly comes before the Annual Meeting

Voting Matters and Vote Recommendation

Voting Matter		Board Vote Recommendation
1.	Election of three directors to serve until the 2026 Annual Meeting of Stockholders	FOR each nominee
2.	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2023	FOR
3.	Adoption of the Fourth Amended and Restated Certificate of Incorporation of Clene Inc. to increase the number of authorized shares of Common Stock to 300,000,000	FOR
4.	Approval of the Amended 2020 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 6,400,000 shares	FOR

Election of our Director Nominees

The Board recommends that stockholders vote to re-elect Robert Etherington, Shalom Jacobovitz, and Alison H. Mosca, each to serve a three-year term expiring at the 2026 Annual Meeting of Stockholders or until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal. See Proposal No. 1 “Election of Directors” for more information.

Approval of Auditors for Fiscal Year 2023

The Board recommends that stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2023. See Proposal No. 2 “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.

Adoption of the Fourth Amended and Restated Certificate of Incorporation

Our Board recommends that stockholders vote to approve the adoption of the Fourth Amended and Restated Certificate of Incorporation of Clene Inc. to increase the number of authorized shares of Common Stock to 300,000,000. See Proposal No. 3 “Adoption of the Fourth Amended and Restated Certificate of Incorporation of Clene Inc.” for more information.

Approval of the Amended 2020 Stock Plan

Our Board recommends that stockholders vote to approve the Amended 2020 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 6,400,000 shares. See Proposal No. 4 “Approval of the Amended 2020 Stock Plan” for more information.

2024 Annual Meeting

Stockholder proposals submitted for inclusion in our 2024 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than November 29, 2023.

Notice of stockholder proposals to be raised from the floor of the 2024 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than January 10, 2024, and no later than February 9, 2024.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2024.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CLENE INC.

About Clene Inc.

Clene is a clinical-stage pharmaceutical company pioneering the discovery, development, and commercialization of novel clean-surfaced nanotechnology (“CSN®”) therapeutics. CSN® therapeutics are comprised of atoms of transition elements that when assembled in nanocrystal form, possess unusually high, unique catalytic activities not present in those same elements in bulk form. These catalytic activities drive, support, and maintain beneficial metabolic and energetic cellular reactions within diseased, stressed, and damaged cells.

Our patent-protected, proprietary position affords us the potential to develop a broad and deep pipeline of novel CSN therapeutics to address a range of diseases with high impact on human health. We began in 2013 by innovating an electro-crystal-chemistry drug development platform that draws from advances in nanotechnology, plasma and quantum physics, material science, and biochemistry. Our platform process results in nanocrystals with faceted structures and surfaces that are free of the chemical surface modifications that accompany other production methods. Many traditional methods of nanoparticle synthesis involve the unavoidable deposition of potentially toxic organic residues and stabilizing surfactants on the particle surfaces. Synthesizing stable nanocrystals that are both nontoxic and highly catalytic has overcome this significant hurdle in harnessing transition metal catalytic activity for human therapeutic use.

Our clean-surfaced nanocrystals exhibit catalytic activities many-fold higher than multiple other commercially available nanoparticles, produced using various techniques, that we have comparatively evaluated. We now have multiple drug assets currently in development and/or clinical trials for applications in neurology, infectious disease, and oncology. Our development and clinical efforts are currently focused on addressing the high unmet medical needs in two areas: first, those related to central nervous system disorders including amyotrophic lateral sclerosis, multiple sclerosis, and Parkinson’s disease; and second, those related to COVID-19, a highly infectious viral respiratory disease with serious and sometimes fatal co-morbidities.

On December 30, 2020 (the “Closing Date”), Chelsea Worldwide Inc., our predecessor, consummated a previously announced business combination (the “Reverse Recapitalization”) pursuant to a merger agreement, dated as of September 1, 2020 (the “Merger Agreement”), by and among Clene Nanomedicine, Inc. (“Clene Nanomedicine”); Tottenham Acquisition I Limited (“Tottenham”), a British Virgin Islands blank check company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination; Chelsea Worldwide Inc. (“PubCo”), a Delaware corporation and wholly owned subsidiary of Tottenham; Creative Worldwide Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo; and Fortis Advisors LLC, a Delaware limited liability company as the representative of the Company’s stockholders.

The Reverse Recapitalization was effected in two steps: (i) Tottenham was reincorporated to the state of Delaware by merging with and into PubCo (the “Reincorporation Merger”); (ii) promptly following the Reincorporation Merger, Merger Sub was merged with and into Clene Nanomedicine, resulting in Clene Nanomedicine becoming a wholly owned subsidiary of PubCo (the “Acquisition Merger”). On the Closing Date, PubCo changed its name from Chelsea Worldwide Inc. to Clene Inc. and listed its shares of Common Stock on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CLNN.” The aggregate consideration for the Acquisition Merger was $543.4 million, paid in the form of 54,339,004 newly issued shares of Common Stock valued at $10.00 per share.

As of March 13, 2023, 77,494,778 shares of Common Stock are outstanding, and each share of Common Stock has one vote.

GENERAL INFORMATION

Q: A:

Who is soliciting my proxy?

Our Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof. Certain of our directors, executive officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or online during the Annual Meeting.

Q: A:

Who is paying for this solicitation?

We will pay for the solicitation of proxies. Our directors, executive officers and employees will not receive additional remuneration for their services. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Q: A:

What am I voting on?

You will be voting on four proposals.

Proposal No. 1 is for the election of Robert Etherington, Shalom Jacobovitz, and Alison H. Mosca to the Board for a three-year term ending at the 2026 Annual Meeting of Stockholders.

Proposal No. 2 is the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2023.

Proposal No. 3 is the adoption of the Fourth Amended and Restated Certificate of Incorporation of Clene Inc. to increase the number of authorized shares of Common Stock to 300,000,000.

Proposal No. 4 is the approval of the Amended 2020 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 6,400,000 shares.

Q: A:

Who can vote?

Only our stockholders of record at the close of business on March 13, 2023 may vote. Each share of Common Stock outstanding on that date is entitled to one vote on all matters to come before the Annual Meeting.

Q: A:

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022) over the Internet. Therefore, we are sending a Notice of Internet Availability to our stockholders. Starting on the date of distribution of the Notice of Internet Availability, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice of Internet Availability. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, deliver promptly a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered by contacting us as set forth below. Stockholders wishing to receive a separate copy of our Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at ir@clene.com or at:

Clene Inc.

Attention: Investor Relations Department

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

801-676-9695

Q: A:

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.

Q: A:

How do I vote and how do I revoke my proxy?

If you hold your shares in your own name as a stockholder of record, you may vote your shares online during the Annual Meeting or by proxy. To vote by proxy, please vote in one of the following ways:

1.         Via the Internet. You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice of Internet Availability.

2.         Via Telephone. If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.         Via Mail. If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote online during the meeting — by voting during the Annual Meeting you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline of May 8, 2023 at 11:59 p.m. Eastern Daylight Time, by giving our Corporate Secretary written notice of your revocation, by submitting a later dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).

If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Withhold Authority,” or “For All Except” (for Proposal No. 1) and “For,” “Against,” or “Abstain” (for Proposal No. 2, Proposal No. 3, and Proposal No. 4) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR the director nominees, FOR Proposal No. 2, FOR Proposal No. 3, and FOR Proposal No. 4. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.

If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so. If you wish to vote during the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee holding your shares.

Q: A:

What is the deadline for submitting a proxy?

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Daylight Time on May 8, 2023. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q: A:

What constitutes a quorum?

On the record date, we had 77,494,778 shares of Common Stock, par value $0.0001, outstanding. Voting can take place online during the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present at the meeting or represented by proxy.

Q: A:

What are abstentions and broker non-votes and how do they affect voting?

Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions are not counted as votes cast and will have no effect on the outcome of Proposal No. 1, Proposal No. 2, and Proposal No. 4. Abstentions are counted as outstanding and entitled to vote for Proposal No. 3 but are not counted as affirmative votes.

Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as Proposal No. 2 and Proposal No. 3. However, on “non-routine” matters such as Proposal No. 1 and Proposal No. 4, your broker must receive voting instructions from you, because your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these broker non-votes are counted toward establishing a quorum. The impact of broker non-votes on each proposal is as follows:

●        Proposal No. 1. Because directors are elected by a plurality of the votes cast, broker non-votes will have no effect on the outcome.

●        Proposal No. 2. Because brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, broker-non votes are not expected to result from the vote. To the extent there are any broker non-votes, they are not counted as votes cast and will have no effect on the outcome.

●        Proposal No. 3. Because brokers generally have discretionary authority to vote on this proposal, broker non-votes are not expected to result from the vote. To the extent there are any broker non-votes, they are counted as outstanding and entitled to vote but are not counted as affirmative votes.

●        Proposal No. 4. Broker non-votes are not counted as votes cast and will have no effect on the outcome.

Q: A:

What vote is needed?

For Proposal No. 1, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election.

For Proposal No. 2 and Proposal No. 4, the affirmative vote of the holders of a majority of the votes cast is required.

For Proposal No. 3, the affirmative vote of the holders of a majority of the shares of outstanding stock entitled to vote thereon is required.

Q: A:	Is cumulative voting permitted for the election of directors? No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.
Q: A:

Can I vote on other matters?

You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the Annual Meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the Annual Meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws, a stockholder must notify our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2024 Annual Meeting of Stockholders will be no earlier than January 10, 2024 and no later than February 9, 2024. The notice must give a brief description of the business to be brought before the Annual Meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).

Q: A:

When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2024 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Corporate Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than November 29, 2023. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

Q: A:

How do I suggest potential candidates for director positions?

A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. Pursuant to our governing documents and the General Corporation Law of the State of Delaware, this can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2024 Annual Meeting of Stockholders will be no earlier than January 10, 2024 and no later than February 9, 2024. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and their affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by, the stockholder and/or the beneficial owner, all as detailed in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2024.

Q: A:

How does the Board select nominees for election to the Board?

The Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating and Corporate Governance Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on Nasdaq and other regulatory requirements applicable to us. Please refer to “Proposal No. 1 — Election of Directors” and our Code of Business Conduct and Ethics (a copy of which can be found at invest.clene.com/governance) for additional details on our policy, process and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q: A:

How may I communicate with the Board?

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board or any other director or with the independent directors as a group or any other group of directors through the Chairman of the Board by sending an email to board@clene.com. Messages received will be forwarded to the appropriate director or directors.

Q: A:

When and where is the Annual Meeting being held?

The Annual Meeting will be held on Tuesday, May 9, 2023 at 11:00 a.m. Eastern Daylight Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast available at www.virtualshareholdermeeting.com/CLNN2023. If you have any questions about attending the Annual Meeting, please contact us via email at ir@clene.com.

Q: A:

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board

Our Board has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, designated as Class I, Class II and Class III. Each class serves staggered three-year terms. The terms of office of our Class III directors will expire at the upcoming Annual Meeting. The terms of office of our Class I directors will expire at the 2024 Annual Meeting of Stockholders. The terms of office of our Class II directors will expire at the 2025 Annual Meeting of Stockholders.

The Board believes it is in our best interest to continue to have a classified board structure, with three-year terms for its directors, due to the uniqueness of our assets and strategies. Our focus on the research and development of pharmaceuticals requires long-term business strategies. We believe that this requires our directors to have a long-term outlook and understanding rather than a focus on short-term results. We believe that this focus on long-term results will serve the Company well and create value for our stockholders. Further, we believe that the classification of our Board will encourage experience and leadership stability and will assure desirable continuity in leadership and policy.

Selection of Nominees

Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated three continuing directors, Robert Etherington, Shalom Jacobovitz, and Alison H. Mosca, to stand for re-election to the Board, each to serve a three-year term expiring at the 2026 Annual Meeting of Stockholders or until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal.

Each of Mr. Etherington, Mr. Jacobovitz, and Ms. Mosca are independent directors as defined by applicable Nasdaq standards governing the independence of directors. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve on the Board if elected. However, if any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board.

Nominees for Election for a Three-Year Term Ending with the 2026 Annual Meeting:

Robert Etherington President, Chief Executive Officer and Director Age: 56 Clene Inc. Director Since: 2020

Mr. Etherington has been our President, Chief Executive Officer and Director since April 2013 and is in charge of overall management, business, and strategy of Clene. Mr. Etherington has nearly 30 years of experience in commercialization of pharmaceuticals and biotech products. Mr. Etherington began his pharmaceutical career with a number of sales and marketing roles at Parke-Davis, a division of Pfizer, culminating in a Team Leader position over the drug Lipitor. He left Pfizer in 2000 to be the founding Director of Marketing during the IPO year of Swiss-based, Actelion Pharmaceuticals, focused in cardiopulmonary disease. Mr. Etherington has served on the board of directors of BioUtah, an independent trade association serving the life science industry in the State of Utah, including a term as Vice-chair, Chairman and Executive Chair, since June 2016. Mr. Etherington has also been a director of Corsair LLC, a privately held biotechnology company, since March 2018. Mr. Etherington obtained a bachelor’s degree of art from Brigham Young University in August 1990. He received his master’s degree of business administration from Brigham Young University in April 1992, majored in business with a pharmaceutical healthcare emphasis. Mr. Etherington also completed the alumnus-granting General Management Program in Harvard University in June 2011. Mr. Etherington was selected to serve on our Board because, as our Chief Executive Officer, he provides valuable operational and strategic insights to the Board’s decision-making process. The Board also values and benefits from Mr. Etherington’s experience in the pharmaceutical industry.

Committee Memberships ● None

Shalom Jacobovitz Independent Director Age: 62 Clene Inc. Director Since: 2020

Mr. Jacobovitz has been on our Board since March 2013 and served as the Chairman of our Board from November 2015 to May 2021. Mr. Jacobovitz has over 30 years of professional experience in the development of pharmaceuticals and biotech products. From October 2003 to April 2013, Mr. Jacobovitz served as the President of Actelion Pharmaceuticals U.S., Inc., a subsidiary of Actelion, and was responsible for implementing strategies globally. From April 2013 to February 2018, Mr. Jacobovitz was the Chief Executive Officer of American College of Cardiology, and was responsible for developing and implementing strategies and managing the members. Since March 2018, Mr. Jacobovitz has been serving at CiVi Biopharma, Inc., a biopharmaceutical company based in the United States, as the Chief Executive Officer and in charge of the overall management and business strategies. Mr. Jacobovitz received his bachelor’s degree of science in biology from the Western University (formerly known as the University of Western Ontario) in 1986. Mr. Jacobovitz was invited to serve as a director because of his extensive experience in the pharmaceutical and biotech industries, training in strategy and proven leadership qualities.

Committee Membership ● Audit Committee ● Compensation Committee

Alison H. Mosca Independent Director Age: 50 Clene Inc. Director Since: 2020

Ms. Mosca has been on our Board since September 2019. Ms. Mosca is a Managing Director & CEO of Kensington Capital Holdings, a single family office she helped launch in 2008. Ms. Mosca brings over 25 years of experience, focused on private family wealth management, including wealth structuring, preservation and transfer, philanthropic advising, tax, investment and risk management counsel. Prior to founding Kensington Capital Holdings, Ms. Mosca built a multi-family office within Audax Group, a leading middle-market private equity firm for the founding members and their families. Previous to her work at Audax Group, Ms. Mosca spent several years at PricewaterhouseCoopers. Her experience at PricewaterhouseCoopers included the Private Client Group & Audit Assurance serving a variety of clients, including broker-dealers, venture capital and private equity funds and their general partners, investment managers, insurance, high tech and manufacturing companies. Ms. Mosca’s experience also includes both non-profit and for-profit board level experience and mentoring. Ms. Mosca is a Certified Public Accountant, she received her MS with distinction in Personal Financial Planning from Bentley University and her BS, cum laude with university honors program distinction, in accounting from Northeastern University. Ms. Mosca was selected as a director because of her deep experience in financial, accounting and both public and private investment matters.

Committee Memberships ● Audit Committee ● Compensation Committee

Vote Required and Board Recommendation

Directors shall be elected by holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to serve as our auditor for the fiscal year ending December 31, 2023. Deloitte has served as our auditor since the year ended December 31, 2021.

Based on information in the Audit Committee Report provided elsewhere in this Proxy Statement, our Audit Committee is satisfied that Deloitte is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of Deloitte as our independent registered public accounting firm for fiscal year 2023. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Clene and its stockholders.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast is required to ratify this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

PROPOSAL NO. 3

ADOPTION OF THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF CLENE INC.

Our Third Amended and Restated Certificate of Incorporation of Clene Inc. currently authorizes the issuance of 150,000,000 shares of Common Stock and 1,000,000 shares of undesignated preferred stock (the “Preferred Stock”). As of March 13, 2023, 77,494,778 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. In addition, the following potentially dilutive shares were outstanding as of our latest quarter ended December 31, 2022:

●	5,367,917 shares issuable upon the exercise of options granted under the Clene Nanomedicine, Inc. 2014 Stock Plan;

●	9,892,380 shares issuable upon the exercise of options granted under the 2020 Stock Plan;

●	769,139 shares issuable upon the vesting of rights to restricted stock awards under the 2020 Stock Plan, contingent upon our achievement of certain milestones under the Merger Agreement;

●	1,055,223 shares reserved for future issuance under the 2020 Stock Plan;

●	4,477,045 shares issuable upon the exercise of outstanding warrants;

●	1,732,703 shares issuable upon the conversion of outstanding convertible notes; and

●	6,592,334 shares issuable to certain stockholders, contingent upon our achievement of certain milestones under the Merger Agreement.

The Board has unanimously approved, subject to stockholder approval, an amendment to our Third Amended and Restated Certificate of Incorporation to effect an increase in the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 (the “Authorized Share Increase”). The Board has not approved an increase in the shares of Preferred Stock. The additional shares of Common Stock authorized by the Authorized Share Increase, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. A copy of the Fourth Amended and Restated Certificate of Incorporation as anticipated to be filed if Proposal No. 3 is approved is attached hereto as Annex A, and the description of the Fourth Amended and Restated Certificate of Incorporation herein is qualified entirely by reference to Annex A.

The additional shares of Common Stock authorized by the Authorized Share Increase could be issued at the discretion of the Board from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, including in connection with the issuance and exercise of warrants, a split of or dividend on then-outstanding shares or in connection with any employee stock plan or program. Except to the extent required by applicable law or regulation, any future issuances of authorized shares of Common Stock may be approved by the Board without further action by the stockholders. The availability of additional shares of Common Stock would be particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock where such approval might otherwise be required.

Although the Board will issue Common Stock only when required or when the Board considers such issuance to be in our best interest, the issuance of additional Common Stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of our existing stockholders.

Additionally, the presence of such additional authorized but unissued shares of Common Stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders. While it may be deemed to have potential anti-takeover effects, the proposed increase in the number of authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. The Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the recommended increase.

If Proposal No. 3 is approved, the Board plans to file the Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly thereafter. The Fourth Amended and Restated Certificate of Incorporation will become effective on the date of filing by the Secretary of State of the State of Delaware. The text of the Fourth Amended and Restated Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the planned increase in the authorized number of shares of Common Stock.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of outstanding stock entitled to vote thereon is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CLENE INC.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED 2020 STOCK PLAN

Overview

Our 2020 Stock Plan was approved by our stockholders as part of the Reverse Recapitalization in December 2020 and replaced our 2014 Stock Plan. The purpose of the 2020 Stock Plan is to attract and retain the services of (i) selected employees (approximately 76 persons), executive officers (approximately 7 persons), and directors of the Company or any parent or subsidiary (approximately 8 persons), and (ii) selected nonemployee agents, consultants, advisers, and independent contractors of the Company or any parent or subsidiary (approximately 6 persons).

Our Board has unanimously adopted, and is submitting for stockholder approval, an amendment to the 2020 Stock Plan (the “Amended 2020 Stock Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 6,400,000 shares (from 12,000,000 shares to 18,400,000 shares). As of March 13, 2023, we had a total of 77,494,778 shares of Common Stock issued and outstanding, 11,629,287 shares of Common Stock issued under the 2020 Stock Plan as stock options or restricted stock awards, and 87,459 remaining shares of Common Stock available for issuance under the 2020 Stock Plan. As of March 13, 2023, the closing price of our Common Stock on Nasdaq was $1.36. Accordingly, our Board has determined that there are not sufficient shares of Common Stock available under the 2020 Stock Plan to support our intended compensation programs over the next several years. Our Board believes that our equity compensation program, as implemented under the 2020 Stock Plan, allows us to remain competitive with comparable companies in our industry by giving us the resources to attract and retain talented individuals to achieve our business objectives and build stockholder value. The ability to grant options and other equity-based awards helps us to motivate employees, executive officers, directors, and consultants and encourage them to devote their best efforts to our business and financial success.

If the Company’s stockholders approve this Proposal No. 4, we expect the number shares of Common Stock available for issuance under the Amended 2020 Stock Plan will be sufficient to meet our expected needs for up to 3 years based on our historical practices and performance and our anticipated future plans as determined by the Compensation Committee with input from its independent compensation consultant and our management.  If the Company’s stockholders do not approve this Proposal No. 4, the current 2020 Stock Plan will continue in its current form, but the proposed 6,400,000 share increase will not be effective and could result in a serious disruption of our compensation programs and will limit our ability to attract and retain the services of employees, executive officers, directors, and consultants.

Burn Rate and Overhang

In setting and recommending to stockholders the number of additional shares to authorize under the Amended 2020 Stock Plan, the Board and Compensation Committee considered the historical number of equity awards granted under the 2020 Stock Plan, and, as applicable, the 2014 Stock Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years as follows:

Fiscal Year	Stock Options Granted (A)	Stock Awards Granted (B)		Total (A) + (B)	Basic Weighted Average Common Shares Outstanding	Burn Rate
2020	270,555	1,507,062	(1)	1,777,617	17,503,992	10.16%
2021	3,881,122	—		3,881,122	61,558,455	6.30%
2022	6,371,537	—		6,371,537	65,204,663	9.77%
Three-year average						8.74%

(1)	We issued 1,507,062 shares as rights to restricted stock awards (“RSAs”) pursuant to the Reverse Recapitalization.

An additional metric that we use to measure the cumulative dilutive impact of our equity program is fully-diluted overhang (the sum of (1) the number of shares subject to equity awards outstanding under our 2014 Stock Plan and 2020 Stock Plan, but not yet exercised or settled and (2) the number of shares available to be granted under our 2020 Stock Plan, divided by the sum of (1) the total shares of Common Stock outstanding at the Record Date, (2) the number of shares subject to equity awards outstanding under our 2014 and 2020 Stock Plan, but not yet exercised or settled, and (3) the number of shares available to be granted under our 2020 Stock Plan. Our approximate fully-diluted overhang as of the Record Date was 18.1% as a percent of fully-diluted common shares outstanding. If the Amended 2020 Stock Plan is approved, our approximate potential fully-diluted overhang as of that date would increase to 23.3% and then will decline over time.

In addition to the preceding information, the following are significant factors that we considered in the evaluation of the Compensation Committee, with input from its independent compensation consultant and our management, in determining acceptable and targeted levels of dilution: (i) competitive data from relevant peer companies and (ii) our cost saving initiatives, started during the third quarter of 2022, including reduction in executive compensation, a hiring freeze, and elimination of certain staff positions. Our equity programs are assessed on an ongoing basis and the Compensation Committee regularly consults with the independent compensation consultant and management.

Description of the 2020 Stock Plan

The 2020 Stock Plan is summarized below under “Executive Compensation—Equity Compensation Plan.” The grant of awards under the 2020 Stock Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group. The awards granted under the 2020 Stock Plan as of March 13, 2023, are as follows:

Name and Position	Number of Options Granted	Number of RSAs Granted
Named Executive Officers:
Robert Etherington, President and Chief Executive Officer	1,649,652	172,189
Mark Mortenson, Chief Science Officer	1,075,000	107,692
Dr. Robert Glanzman, Chief Medical Officer	335,000	32,860
Morgan R. Brown, Chief Financial Officer	675,000	—
All current executive officers as a group (7 persons)	6,105,652	375,631
All current non-employee directors as a group (7 persons)	956,698	163,139
All employees, excluding current executive officers	3,798,246	229,921

U.S. Federal Income Tax Consequences

Stock option grants under the Amended 2020 Stock Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Our practice has been (i) to grant incentive stock options to executive officers and employees up to the $100,000 per year limitation under Section 422 of the Code, with any options in excess of the limited granted as non-qualified stock options, and (ii) to grant non-qualified stock options to directors and consultants. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price. We will be entitled to a corresponding deduction on our corporate income tax return. A participant will have no taxable income upon exercising an incentive stock option provided that the applicable periods for holding the resulting shares of stock are satisfied (except that alternative minimum tax may apply), and we will receive no deduction when an incentive stock option is exercised. The tax treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

For restricted stock awards, no taxes are due when the award is initially made (unless the recipient makes a timely election under Section 83(b) of the Code), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary rates on the value of the stock when the restrictions lapse, and then at capital gain rates when the shares are sold if the value of the stock increases after the vesting date. Similarly, for RSUs, the award generally becomes taxable when the shares vest. Income tax is paid at ordinary rates on the value of the RSUs when the restrictions lapse, and then at capital gain rates when the shares are sold if the value of the stock increases after the vesting date.

The Amended 2020 Stock Plan has been drafted with the intention of avoiding the application of taxes under Section 409A of the Code to any participant on account of the grant, vesting, or settlement of awards.

Equity Compensation Plan Information

The number of shares of our Common Stock that may be issued under existing equity compensation plans as of December 31, 2022 was as follows:

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSAs	Weighted-Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders—Clene Inc. 2020 Stock Plan	10,661,519	$3.99	1,055,223
Equity compensation plans not approved by security holders—Clene Nanomedicine, Inc. 2014 Stock Plan	5,367,917	$1.12	—
Total	16,029,436	$2.98	1,055,223

(1)	RSAs have been excluded for purposes of calculating weighted average exercise prices.

New Plan Benefits

The benefits or amounts that will be received by or allocated to any executive officers or employees under the Amended 2020 Stock Plan are not currently determinable since grants are at the discretion of the Compensation Committee.

Description of the Amended 2020 Stock Plan

The following is a summary of the proposed amendments to the 2020 Stock Plan. The Amended 2020 Stock Plan for stockholder approval is included as Annex B to this Proxy Statement and the description of the Amended 2020 Stock Plan herein is qualified entirely by reference to Annex B.

●	Section 2 of the 2020 Stock Plan is amended to include an additional 6,400,000 shares of Common Stock reserved for issuance thereunder.

SEC Registration

If Proposal No. 4 is approved, we intend to file a registration statement on Form S-8 in the second half of 2023 to register the additional shares added to the Amended 2020 Stock Plan.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast is required to ratify this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED 2020 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
RESERVED FOR ISSUANCE THEREUNDER BY 6,400,000 SHARES.

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board oversees the Chief Executive Officer and other senior management in the competent and ethical operation of Clene on a day-to-day basis and ensures that the long-term interests of stockholders are being served.

Our key governance documents, including our Code of Business Conduct and Ethics and each standing committee’s charter, are available at invest.clene.com/governance. Information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by us under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

The Board met ten times during 2022, and each member of the Board who served during 2022 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2022, and (ii) the total number of meetings held by each committee of the Board on which such member served during 2022.

All directors of the Company are strongly encouraged to attend our annual meeting of stockholders. Nine of the directors attended our 2021 Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to Clene and its business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Composition of the Board and its Committees

Board Structure

Our Board has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, designated as Class I, Class II and Class III. Each class serves staggered three-year terms. The Board is committed to inclusiveness and diversity, and has adopted a Board Diversity Policy.

The Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period.

The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments, major business units and operations, and the Board reviews enterprise risk at least annually. The Board’s and committees’ annual agenda includes review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of the Chief Executive Officer and management, and Board succession. Our President and Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the audit, compensation and nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Standing Committees

Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Our President and Chief Executive Officer and other executive officers will regularly report to the non-executive directors and to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

The following table provides summary information about the director nominees and our other directors, and the membership of our standing committees.

Name	Occupation	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Class III Director nominees for election for a three-year term ending with the 2026 annual meeting
Robert Etherington	President and Chief Executive Officer of Clene Inc.	—	—	—	—
Shalom Jacobovitz (FE)	Chief Executive Officer of CiVi Biopharma, Inc.	M	C	—	✔
Alison H. Mosca (FE)	Managing Director and Chief Executive Officer of Kensington Capital Holdings	C	M	—	✔
Class I Directors continuing in office until the 2024 annual meeting
Jonathon T. Gay	Managing Partner of Kensington-SV Global Innovations LP	—	—	M	✔
Vallerie V. McLaughlin, M.D.	Professor of Cardiovascular Medicine and Associate Chief Clinical Officer for Cardiovascular Services at the University of Michigan	—	—	M	✔
Reed N. Wilcox	President of Southern Virginia University	—	—	—	—
Class II Directors continuing in office until the 2025 annual meeting
David J. Matlin (CB)	Former Chief Executive Officer of MatlinPatterson Global Advisers LLC	—	—	C	✔
John H. Stevens, M.D. (FE)	Chief Executive Officer of HeartFlow, Inc.	M	M	—	✔
Vacant(1)

(1)	As disclosed in our Current Report on Form 8-K filed with the SEC on February 15, 2023, Chidozie Ugwumba resigned as director and as a member of the Audit Committees of the Board as of February 15, 2023. The Board has launched a search to identify an additional director candidate and we expect that the new director will be added as a Class II director.

(CB)	Chairman of the Board

(FE)	Audit Committee Financial Expert

C	Chair

M	Member

Audit Committee

Members:

The Audit Committee consists of Ms. Mosca, the chair, Mr. Jacobovitz and Dr. Stevens. Chidozie Ugwumba served as a member of the Audit Committee during 2022 and until his resignation on February 15, 2023. In connection with Mr. Ugwumba’s resignation, the Board appointed Dr. Stevens to the Audit Committee.

.

Member Qualifications

Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Mosca, Mr. Jacobovitz, and Dr. Stevens are each an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S K under the Exchange Act based upon their professional experience and education.

Committee Functions:

The Audit Committee oversees our accounting and financial reporting process and audits of financial statements. It also assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our independent audit and of the independent registered public accounting firm, and (v) the principal risk exposures facing us that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, as well as our related mitigation efforts. Additionally, the Audit Committee is responsible for preparing the Audit Committee Report included in our Proxy Statement. It also provides the Board with the results of its monitoring and any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Meetings:

The Audit Committee held six meetings during 2022.

Compensation Committee

Members:

The Compensation Committee consists of Mr. Jacobovitz, the chair, Ms. Mosca and Dr. Stevens.

Member Qualifications

In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act. No member of the Compensation Committee was at any time during fiscal year 2022, or at any other time, one of our executive officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director on our Board or member of our Compensation Committee.

Committee Functions:

The Compensation Committee is responsible for overseeing our compensation program and determining the compensation of our executive officers. The Compensation Committee evaluates our compensation and incentive plans, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans. The Compensation Committee is also tasked with, at least annually, assessing the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee also reviews the compensation paid to directors for service on the Board and its committees. It provides advice on management development matters that have major implications for the growth, development, and depth of our management team, including reviewing succession plans.

The Compensation Committee reviews, approves and, when appropriate, makes recommendations to the Board regarding the compensation of all executive officers. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the Chief Executive Officer’s compensation. Additionally, the Compensation Committee has the power to grant incentive and non-statutory stock options and restricted stock awards and other forms of stock awards to employees, executive officers, directors, and consultants.

Meetings:

The Compensation Committee held three meetings during 2022.

Compensation Committee Advisors

To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee.

Nominating and Corporate Governance Committee

Members:

The Nominating and Corporate Governance Committee consists of Mr. Matlin, the chair, Mr. Gay and Dr. McLaughlin.

Member Qualifications

Each member of the Nominating and Corporate Governance Committee must be independent in accordance with Nasdaq rules.

Committee Functions:

The Nominating and Corporate Governance Committee identifies qualified individuals who should be considered for current or upcoming vacancies on the Board, consistent with the qualification criteria approved by the Board. It also reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selects, or recommends that the Board select, the director nominees for the next annual meeting of stockholders. The Nominating and Corporate Governance Committee is also responsible for identifying Board members who are qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee.

The Nominating and Corporate Governance Committee also reviews and recommends applicable corporate governance principles to the Board. Additionally, it oversees the evaluation of the Board and management team and handles such other matters as are specifically delegated to the committee by the Board from time to time.

We have adopted a policy strongly discouraging directors and executive officers from engaging in transactions that hedge or offset any decrease in the market value of our Common Stock, or are designed to do so.

Meetings:

The Nominating and Corporate Governance Committee held four meetings during 2022.

Corporate Governance Policies and Practices

We are committed to strong corporate governance. Our governance policies and practices include:

Ethical Conduct and Strong Governance

●	The Code of Business Conduct and Ethics articulates clear corporate governance policies, which include basic director duties and responsibilities.

●

The fundamental responsibility of the Board is to represent the interests of our stockholders. In fulfilling its responsibilities, the Board performs the following principal functions: (i) reviewing corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold, and significant financings; (ii) providing general oversight of our business; (iii) selecting, evaluating, and compensating our Chief Executive Officer and other executive officers; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting directors; and (vi) monitoring legal and ethical conduct.

●	The Board has adopted a Code of Business Conduct and Ethics applicable to all our employees, executive officers, and directors.

●

We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

●

Each director is responsible for disclosing to the Nominating and Corporate Governance Committee and General Counsel situations that such director reasonably believes give rise to a potential conflict of interest or related person transaction. The Board, upon recommendation of the Nominating and Corporate Governance Committee and after consultation with our legal counsel, determines on a case by case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please see “Certain Relationships and Related Party Transactions” for more information.

●	The Board conducts an annual assessment on its effectiveness and the effectiveness of each of its committees.

●	Directors are expected to attend all stockholder meetings.

●

The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director, including, but not limited to, those recommended by the Nominating and Corporate Governance Committee.

Director Independence

●	We currently have an independent non-employee director as Chairman of the Board.

●	A majority of our Board members are independent of Clene and our management.

●	All members of our Board committees are independent.

Code of Business Conduct and Ethics

We have adopted a code of business conduct that applies to all of our directors, executive officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The code of business conduct is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Related Person Policy

We adopted a written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting securities, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of the Nominating and Corporate Governance Committee and the Audit Committee, subject to the exceptions described below.

A related person transaction is generally a transaction, arrangement, or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000 in any calendar year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy.

We will collect information that we deem reasonably necessary from each director, executive officer, and, to the extent feasible, significant stockholders, to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees, executive officers, and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

The policy requires that, in determining whether to approve, ratify, or reject a related person transaction, our Nominating and Corporate Governance Committee and Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Nominating and Corporate Governance Committee and Audit Committee determine in the good faith exercise of their discretion.

Our Audit Committee has determined that certain transactions will not require the approval of the Audit Committee including certain employment arrangements of executive officers and director compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal year 2022, or at any other time, one of our executive officers or employees. None of our executive officers has served as a director or member of a Compensation Committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

Executive Officers and Continuing Directors

Mark Mortenson. Mr. Mortenson is our co-founder (2013) and our Chief Science Officer. Mr. Mortenson is the co-inventor of the technology platform developed to produce CSN therapeutics, as well as the inventor/co-inventor on 30 other U.S. patents and hundreds of corresponding foreign patents. Mr. Mortenson is a former Chief Patent Counsel responsible for approximately 5,500 patents and patent applications in the United States and 44 foreign countries, and is the former Chief Operating Officer of research, development, and manufacturing for an advanced materials-based company of over 300 employees. Mr. Mortenson received his bachelor’s degrees in physics and in ceramic engineering from Alfred University in 1980, his master’s degree in material science from Pennsylvania State University in 1982, and his Juris Doctor from George Washington University in 1986.

Robert Glanzman, M.D., FAAN. Dr. Glanzman was our Chief Medical Officer from July 2019 to March 2023. Dr. Glanzman is board certified in neurology, and a Fellow of the American Academy of Neurology. Dr. Glanzman spent seven years as Assistant Clinical Professor at Michigan State University, where he maintained clinical practice, taught residents and acted as principal investigator for numerous clinical trials. Dr. Glanzman spent eight years at Pfizer as Senior Medical Director and Team Leader of the medical affairs team for interferon beta-1a (Rebif). In 2007, he moved to Novartis where he oversaw the successful Phase 3 development of fingolimod (Gilenya) and the U.S. commercial launch of interferon beta-1b (Extavia). In 2009, he was recruited by the Roche Group as Global Development Team Leader for the ocrelizumab (Ocrevus) program from the end of Phase 2 through the initiation of Phase 3 in 2012. Following this, he held positions of increasing responsibilities at Purdue Pharmaceuticals, Nektar Therapeutics and, from December 2015 to June 2019, was Chief Medical Officer of GeNeuro S.A. Dr. Glanzman has co-authored numerous peer-reviewed publications. Dr. Glanzman received a bachelor’s degree of science in biology from the University of North Carolina at Charlotte in 1982. He obtained a doctorate in medicine from the Wake Forest University School of Medicine in 1987. Dr. Glanzman’s clinical training includes an internship in internal medicine at the NY Medical College, completed in 1988, a residency in neurology at the University of Michigan, completed in 1991, and a fellowship in diagnostic nuclear medicine at Duke University, completed in June 1992. Dr. Glanzman will retire from his position as Chief Medical Officer of the Company, effective April 1, 2023. Dr. Glanzman will continue to work with the Company as a consultant on an as-needed basis.

Morgan Brown. Mr. Brown has been Clene’s Chief Financial Officer since February 2022. Mr. Brown has had executive finance roles in four publicly-traded life science companies, including three as Chief Financial Officer, and has been the Chief Financial Officer of a privately-held clinical research organization. Prior to joining Clene and since 2013, he served as Executive Vice President and Chief Financial Officer of Lipocine, Inc. based in Salt Lake City. Previously, he served as Executive Vice President and Chief Financial Officer at Innovus Pharmaceuticals and World Heart Corporation. Mr. Brown has also served as Chief Financial Officer and Senior Vice President at Lifetree Clinical Research; and Vice President, Finance and Treasurer at NPS Pharmaceuticals. He began his career at KPMG LLP, where he rose to Senior Audit Manager before departing for a career in various healthcare executive positions. Mr. Brown is a CPA in the State of Utah and earned his MBA from the University of Utah and BS in Accounting from Utah State University. Mr. Brown has served on boards of numerous professional organizations.

Jonathon T. Gay. Mr. Gay has been on our Board since December 2020. Mr. Gay is a Managing Partner at Kensington-SV Global Innovations LP (“KSV”), a growth stage investment firm which he co-founded in 2018. Prior to joining KSV, Mr. Gay served for five years as a Managing Partner and co-led the investment strategy of Kensington Capital Ventures (“KCV”), an investment group within Kensington Capital Holdings (“KCH”). While there, he oversaw transaction and execution of deals and monitored portfolio companies. Previous to co-leading KCV, he was a principal at KCH, a single-family office where he focused on PE/VC fund and direct investment strategies. Prior to joining KCH, Mr. Gay worked as a Vice President at HGGC in Palo Alto, California. While at HGGC, Mr. Gay performed functions in all aspects of the firm’s private equity practice including fund raising, investment sourcing, investment analysis and deal execution. Prior to joining HGGC, Mr. Gay served as an Operations Analyst at Sorenson Capital. Mr. Gay received his MBA from the Fuqua School of Business at Duke University. Mr. Gay was selected to serve as a director due to his investment experience in healthcare and biotech industries; expertise in venture, growth equity and late-stage investments; and proven business acumen.

David J. Matlin. Mr. Matlin has been on our Board since December 2020 and the Chairman of our Board since May 2021, and is in charge of supervising and providing independent judgement to our Board, as well as overall strategic planning and business planning. Mr. Matlin was, until April 2021, the Chief Executive Officer of MatlinPatterson Global Advisers LLC, a global private equity firm, which he co-founded in 2002, as well as a co-founder of MatlinPatterson Asset Management, a series of U.S. based credit hedge funds begun in 2010. In 2017, Mr. Matlin made the decision to begin winding down his firm’s investment activities, returning billions of dollars to the various fund’s investors. In conjunction with this, in July 2021, two legacy MatlinPatterson funds, formed in 2003, which had been unable to settle foreign litigation already deemed meritless by the U.S. District Court for the Southern District in New York, filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in order to safeguard their investors while liquidating the funds’ assets. David was a former Managing Director at Credit Suisse First Boston and also a founding partner of Merrion Group, L.P. He currently serves on the public board of MedTech Acquisition Partners (Nasdaq: MTAC), as well as privately held Dermasensor, Inc., Pristine Surgical, LLC, Traffk, LLC, and Empyrean Neuroscience, Inc. Mr. Matlin holds a Juris Doctor degree from the Law School of the University of California at Los Angeles and a BS in economics from the Wharton School of the University of Pennsylvania. Mr. Matlin was selected to serve as a director due to his many years of experience successfully investing in and controlling a wide array of both mature and start-up businesses.

Vallerie V. McLaughlin, M.D. Dr. McLaughlin has been on our Board since August 2021. Dr. McLaughlin is the Kim A. Eagle M.D. Endowed Professor of Cardiovascular Medicine, to which she was appointed in 2014; and Director of the Pulmonary Hypertension Program at the University of Michigan in Ann Arbor, to which she was appointed in 2003. She received her medical degree from Northwestern University Feinberg School of Medicine in Chicago, IL, and completed her internal medicine residency at University of Michigan Hospitals and cardiology fellowship at Northwestern University. Dr. McLaughlin is a Fellow of the American College of Cardiology, American College of Chest Physicians, and American Heart Association (“AHA”). She has been the Principal Investigator of several major clinical trials of drug therapies for pulmonary arterial hypertension and has published numerous papers in this field. Dr. McLaughlin is an editorial board member of Chest, a Guest Editor for the Journal of the American College of Cardiology, and past Editor-in-Chief of Advances in Pulmonary Hypertension. She is a past Chair of the Scientific Leadership Committee and immediate past Chair of the Board of Trustees of the Pulmonary Hypertension Association, has chaired the American College of Cardiology Foundation/AHA Clinical Expert Consensus Document Committee for Pulmonary Arterial Hypertension, and is Chair of the Cardiovascular Medical Research and Education Fund Steering Committee. Dr. McLaughlin was chosen to serve as a director due to her medical credentials and depth of knowledge in the cardiovascular field.

John H. Stevens, M.D. Dr. Stevens has been on our Board since December 2020. He was previously a director of Clene Nanomedicine from November 2015 until the Reverse Recapitalization, and he served as the Chairman of the Clene Nanomedicine board from March 2013 to July 2015. Dr. Stevens founded Heartport, Inc., a minimally invasive cardiac surgery company that was acquired by Johnson & Johnson in 2001, and served as the Chief Technology Officer with that company from 1996 to 2001. Dr. Stevens co-founded Amp Resources, a renewable energy company, and served as the Executive Chairman of the board. Dr. Stevens co-founded Sundrop Fuels, Inc. and served as the Chief Executive Officer. Dr. Stevens co-founded HeartFlow, Inc., a medical technology company focusing on cardiovascular disease, and served as the Chief Executive Officer from April 2010 to May 2020, and again from January 2021 to February 2022. Dr. Stevens received a bachelor’s degree of science in psychology and communications from University of Utah in 1982. He obtained a doctor of medicine degree in medicine from Stanford University in June 1987. Dr. Stevens was chosen to serve as a director due to his medical credentials, understanding of human physiology, depth of knowledge and experience in clinical, ethical, quality and regulatory requirements for a healthcare company, and for his knowledge regarding investing in growth-oriented companies.

Reed N. Wilcox. Mr. Wilcox has been on our board of directors since 2013. Mr. Wilcox was our co-founder and served as our Chief Development Officer from March 2013 to September 2014. From January 2015 to September 2019, Mr. Wilcox has provided strategic innovation and growth consulting services to us. Mr. Wilcox has extensive experience in management, growth and strategy consulting, having served as Vice President and Director of Boston Consulting Group, co-founder and Chief Development Officer of General Resonance, LLC, and founder and owner of Resonance RNW LLC. Since September 2014, Mr. Wilcox has been President, Trustee and member of the board executive committee of Southern Virginia University, a private liberal arts college in Buena Vista, Virginia. Mr. Wilcox earned a bachelor’s degree in economics and international relations summa cum laude from Brigham Young University, MBA with High Distinction as a Baker Scholar from Harvard Business School, and Juris Doctor degree cum laude from Harvard Law School. Mr. Wilcox is an inventor on over 20 U.S. patents and has extensive international business experience in Europe, China and Africa. His perspective as a co-founder and his strong background in strategy and innovation qualify him for service on our Board.

Board Diversity Matrix

The following table provides information regarding the demographics of our nominees for director and directors continuing in office following the Annual Meeting. As disclosed in our Current Report on Form 8-K filed with the SEC on February 15, 2023, Chidozie Ugwumba resigned as director and as a member of the Audit Committees of the Board as of February 15, 2023. The Board has launched a search to identify an additional director candidate.

	Etherington	Gay	Jacobovitz	Matlin	McLaughlin	Mosca	Stevens	Wilcox
Age
As of Proxy Statement Date	56	46	62	61	59	50	62	75
Gender Identity
Male	✔	—	✔	✔	—	—	✔	✔
Female	—	—	—	—	✔	✔	—	—
Did Not Disclose	—	✔	—	—	—	—	—	—
Sexual Orientation
LGBTQ+	—	—	—	—	—	—	—	—
Did Not Disclose	—	✔	—	—	—	—	—	—
Race/Ethnicity
White	✔	—	✔	✔	✔	✔	✔	✔
Did Not Disclose	—	✔	—	—	—	—	—	—
Background/Experience
Independent	—	✔	✔	✔	✔	✔	✔	—
Director Since	2013	2020	2013	2020	2021	2019	2015	2013
Number of Other Public Company Boards	0	0	0	1	0	0	0	0

EXECUTIVE COMPENSATION

Introduction

Clene’s executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead Clene as well as to motivate them to develop professionally and contribute to the achievement of Clene’s financial goals and ultimately to create and grow Clene’s overall enterprise value. Clene’s named executive officers (“NEOs”) for 2022 are as follows:

Name	Position	Officer Since	Age
Robert Etherington	President and Chief Executive Officer	2013	56
Mark Mortenson	Chief Science Officer	2013	64
Robert Glanzman, M.D., FAAN	Chief Medical Officer	2019	66
Morgan R. Brown	Chief Financial Officer	2022	54

Employment Agreements

Mr. Etherington is party to an employment agreement with Clene dated February 1, 2022 (the “Etherington Agreement”), which provides for a base salary of $560,000 per year (subject to periodic adjustment as determined by us), an annual incentive bonus targeted at 50% of his base salary based on the achievement of performance objectives determined by the Board or Compensation Committee each year, eligibility to participate in Clene’s benefit plans and paid vacation. Mr. Etherington is also entitled to certain severance benefits upon a termination of his employment by Clene for a reason other than “cause” or his termination of his employment for “good reason.” Please see “— Severance Arrangements” for additional details. Mr. Etherington’s base salary and bonus were adjusted in March 2022 to $588,000 and 50% of his base salary, respectively, and his base salary was adjusted in September 2022 to $441,000 as part of our cost-saving initiatives.

Mr. Mortenson is party to an executive officer letter agreement with Clene dated August 1, 2014, which provides for a base salary of $442,000 per year (subject to periodic adjustment as determined by our employee compensation policies), an annual bonus with a target pay-out of 40% of his base salary, and eligibility to participate in Clene’s benefit plans and paid vacation. Mr. Mortenson’s base salary and bonus were adjusted in March 2022 to $464,000 and 40% of his base salary, respectively, and his base salary was adjusted in September 2022 to $348,075 as part of our cost saving initiatives.

Dr. Glanzman was party to an employment agreement with Clene dated December 31, 2020, which was amended on February 1, 2022 (the “Glanzman Agreement”), which provided for a base salary of $410,000 per year (subject to periodic adjustment as determined by us), an annual incentive bonus targeted at 40% of his base salary based on the achievement of performance objectives determined by the Board or Compensation Committee each year, and eligibility to participate in Clene’s benefit plans and paid vacation. Dr. Glanzman was also entitled to certain severance benefits upon a termination of his employment by Clene for a reason other than “cause” or his termination of his employment for “good reason.” See “— Severance Arrangements” for additional details. Dr. Glanzman’s base salary and bonus were adjusted in March 2022 to $430,000 and 40% of his base salary, respectively, and his base salary was adjusted in September 2022 to $322,875 as part of our cost saving initiatives. Dr. Glanzman will retire from his position as Chief Medical Officer of the Company, effective April 1, 2023. Dr. Glanzman will continue to work with the Company as a consultant on an as-needed basis.

Mr. Brown is party to an employment agreement with Clene dated February 1, 2022 (the “Brown Agreement”), which provides for a base salary of $375,000 per year (subject to periodic adjustment as determined by us), an annual incentive bonus targeted at 40% of his base salary based on the achievement of performance objectives determined by the Board or Compensation Committee each year, eligibility to participate in Clene’s benefit plans and paid vacation. Mr. Brown is also entitled to certain severance benefits upon a termination of his employment by Clene for a reason other than “cause” or his termination of his employment for “good reason.” Please see “— Severance Arrangements” for additional details. Mr. Brown's base salary was adjusted in September 2022 to $281,250 as part of our cost saving initiatives.

Long-Term Incentive Compensation

The 2020 Stock Plan provides for the grant of incentive and non-statutory stock options and restricted stock units and other forms of stock awards to employees, executive officers, directors, and consultants. Shares subject to options that are expired, terminated, surrendered or cancelled under the 2020 Stock Plan without having been exercised will be available for future grants of awards. In addition, options for shares of Common Stock that are tendered to Clene by a participant to exercise an award are added back to the 2020 Stock Plan’s option pool to increase the number of shares of Common Stock available for the grant of future awards. The exercise prices, vesting periods and other restrictions are determined at the discretion of the Board, except that the exercise price per share of options may not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options awarded under the 2020 Stock Plan expire ten years after the grant date, unless the Board sets a shorter term. Stock options granted to employees, executive officers, members of the Board and consultants typically become exercisable over a four-year period. The purpose of the 2020 Stock Plan is to align the interests of management with those of stockholders.

Severance Arrangements

Mr. Robert Etherington: Pursuant to the Etherington Agreement, Mr. Etherington’s employment is at will and may be terminated by the Company or Mr. Etherington at any time and for any reason, or for no reason. In the event he is terminated by the Company for Cause or resigns without Good Reason (both as defined in the Etherington Agreement and described below), Mr. Etherington will be entitled to (i) base salary earned through the termination date; (ii) expense reimbursements owed; (iii) bonuses earned prior to the termination date; (iv) a cash lump sum for accrued and unused vacation benefits earned through the termination date; (v) payments to which he is entitled pursuant to any employee benefit or compensation plan or program; and (vi) payments to which he is entitled pursuant to any other written agreements between the Company, its affiliates, and Mr. Etherington (the amounts in (i) through (vi) being the “Termination Amounts”). In the event he is terminated without Cause or resigns for Good Reason, Mr. Etherington will be entitled to the Termination Amounts. Subject to his execution of and compliance with a release agreement, Mr. Etherington will also be entitled to (i) one times the base salary as of the termination date; (ii) a bonus equal to 100% of the actual bonus that would have been earned for a similar period as the base salary; (iii) acceleration of all outstanding and unvested stock options and restricted stock awards; and (iv) COBRA coverage reimbursed by the Company through certain periods (the amounts in (i) through (iv) being the “Additional Termination Amounts”). In the event he is terminated without Cause or resigns for Good Reason within 30 days before or 12 months after a Change in Control (as defined in the Etherington Agreement and described below), Mr. Etherington will be entitled to the Termination Amounts and the Additional Termination Amounts, with the exception that he will receive two times the base salary and target bonus under the Additional Termination Amounts.

Dr. Robert Glanzman: Pursuant to the Glanzman Agreement, Dr. Glanzman’s employment was at will and could be terminated by the Company or Dr. Glanzman at any time and for any reason, or for no reason. In the event he was terminated by the Company for Cause or resigned without Good Reason (both as defined in the Glanzman Agreement), Dr. Glanzman would have been entitled to the Termination Amounts. In the event he was terminated without Cause or resigned for Good Reason, Dr. Glanzman would have been entitled to the Termination Amounts. Subject to his execution of and compliance with a release agreement, Dr. Glanzman would have also been entitled to the Additional Termination Amounts. In the event he was terminated without Cause or resigned for Good Reason within 30 days before or 12 months after a Change in Control, Dr. Glanzman would have been entitled to the Termination Amounts and the Additional Termination Amounts, with the exception that he would have received two times the base salary and target bonus under the Additional Termination Amounts. Dr. Glanzman was not entitled to the Termination Amounts or Additional Termination Amounts as a result of his retirement from his position as Chief Medical Officer of the Company, effective April 1, 2023.

Mr. Morgan Brown: Pursuant to the Brown Agreement, Mr. Brown’s employment is at will and may be terminated by the Company or Mr. Brown at any time and for any reason, or for no reason. In the event he is terminated by the Company for Cause or resigns without Good Reason (both as defined in the Brown Agreement), Mr. Brown will be entitled to the Termination Amounts. In the event he is terminated without Cause or resigns for Good Reason, Mr. Brown will be entitled to the Termination Amounts. Subject to his execution of and compliance with a release agreement, Mr. Brown will also be entitled to the Additional Termination Amounts. In the event he is terminated without Cause or resigns for Good Reason within 30 days before or 12 months after a Change in Control, Mr. Brown will be entitled to the Termination Amounts and the Additional Termination Amounts, with the exception that he will receive two times the base salary and target bonus under the Additional Termination Amounts.

The Etherington Agreement, Glanzman Agreement, and Brown Agreement generally provide that “Cause” means the occurrence of any of the following events: (i) the willful failure, disregard or refusal to substantially perform material duties or obligations or to follow lawful directions received from the Board or the President (as the case may be) if: (A) the Company gives written notice of the condition alleged to constitute Cause, which notice shall describe such condition; and (B) the executive fails to remedy such condition (if curable) within 30 days following receipt of the written notice; (ii) any grossly negligent act having the effect of materially injuring (whether financially or otherwise) the business or reputation of the Company or any willful act intended to cause such material injury, except any acts (A) made in connection with the enforcement of the executive’s rights or (B) which are required by law or pursuant to a subpoena or demand by a governmental or regulatory body; (iii) a conviction for any felony involving moral turpitude (including entry of a nolo contendere plea); (iv) the determination, after a reasonable and good-faith investigation by the Company, of engagement in discrimination prohibited by law that had a material and injurious effect on the Company; (v) the willful misappropriation or embezzlement of a material amount of the property of the Company or its affiliates (whether or not a misdemeanor or felony); or (vi) the material breach of the employment agreement and/or of the executive’s proprietary information and inventions agreement that had a material and injurious effect on the Company; provided, however, that, any such termination shall only be deemed for Cause pursuant to this definition if: (A) the Company gives written notice of the condition alleged to constitute Cause, which notice shall describe such condition; and (B) the executive fails to remedy such condition (if curable) within 30 days following receipt of the written notice.

The Etherington Agreement, Glanzman Agreement, and Brown Agreement generally provide that “Good Reason” means any of the following events without prior written consent: (i) any reduction by the Company of base salary, provided, however, that if such reduction occurs in connection with a Company-wide decrease in executive compensation, such reduction shall not constitute Good Reason; (ii) a material breach by the Company (or any of its affiliates) of the agreement or any other written agreement with the Company or any of its affiliates; (iii) a material adverse change in duties, titles, authority, responsibilities or reporting relationships, with such determination being made with reference to the greatest extent of the executive’s duties, titles, authority, responsibilities or reporting relationships, etc. as increased (but not decreased) from time to time; (iv) any failure of the Company or any affiliate to pay any amount owed to the executive; (v) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) moving the executive’s main place of work more than 50 miles from its present location or requiring business travel away from home by more than 50 nights per year; (vii) any reduction in bonus eligibility; or (viii) the assignment of duties materially inconsistent with the executive’s position with the Company; provided, however, that, any such termination shall only be deemed for Good Reason pursuant to this definition if: (1) the executive gives the Company written notice of his or her intent to terminate for Good Reason; within 30 days following the executive’s knowledge of the condition giving rise to Good Reason; which notice shall describe such condition; (2) the Company fails to remedy such condition within 30 days following receipt of the written notice (the “Cure Period”); and (3) the executive voluntarily terminates his or her employment within 30 days following the end of the Cure Period.

The Etherington Agreement, Glanzman Agreement, and Brown Agreement define “Change of Control” as a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company or a majority-in-interest of its stockholders is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (except an event in which the majority of the beneficial ownership of the Company and its assets does not change).

Compensation Actions Taken in 2022

A bonus was paid to Clene employees, including executive officers, in February 2022 calculated as a percentage of salary. In March 2022, a market adjustment raise was given to all Clene employees, including executive officers, based on Clene’s benchmarked peer group. In September 2022, a 25% reduction of executive compensation was enacted for all executive officers as part of our cost-saving initiatives.

Summary Compensation Table - 2022

The following table provides summary information concerning compensation awarded to, earned by, or paid to Clene’s NEOs for the years listed below:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Robert Etherington	2022	$560,918	$—		$—	$1,590,647	$30,064	(3)	$2,181,629
President and Chief Executive Officer	2021	$510,417	$280,000	(4)	$8,136	$4,273,545	$29,710		$5,101,808
Mark Mortenson	2022	$453,229	$—		$—	$802,527	$29,748	(5)	$1,285,504
Chief Science Officer	2021	$421,917	$176,800		$5,088	$2,008,289	$29,710		$2,641,804
Dr. Robert Glanzman	2022	$399,886	$—		$—	$316,367	$19,257	(6)	$735,510
Chief Medical Officer	2021	$397,917	$164,000		$1,553	$971,915	$11,473		$1,546,858
Morgan R. Brown	2022	$320,313	$—		$—	$813,882	$24,585	(7)	$1,158,780
Chief Financial Officer	2021	$—	$—		$—	$—	$—		$—

(1)	Stock awards are reported at aggregate grant date fair value as determined under applicable accounting standards.

(2)

Stock option awards are valued using the Black-Scholes option pricing model. Due to the limited trading history of our Common Stock, the expected volatility is derived from the average historical stock volatilities of several unrelated comparable public companies within our industry, over a period equivalent to the expected term of the stock option grants. The risk-free interest rate for periods within the contractual life of the stock options is based on the U.S. Treasury yield curve in effect on the grant date. The expected dividend is assumed to be zero as we have never paid dividends and have no plans to do so. The expected term represents the period the stock options are expected to be outstanding. For option grants that are considered to be in the ordinary course, we determine the expected term using the simplified method, which considers the term to be the average of the time-to-vesting and the contractual life of the stock options. For other stock option grants, we estimate the expected term using historical data on employee exercises and post-vesting employment termination behavior, while also considering the contractual life of the award. The weighted average grant-date fair values of options granted for the years ended December 31, 2022 and 2021 were $1.49 and $5.49, respectively.

(3)

The amount reported reflects $4,200 of 401(k) contributions matched by us and $25,864 of health benefits and life and disability insurance that we paid for on behalf of Mr. Etherington during the last fiscal year.

(4)

Mr. Etherington received a cash bonus of $140,000 and an equity bonus of stock options exercisable for 69,652 shares of Common Stock, with a Black-Scholes equivalent value of $140,000 based on the closing price of our Common Stock of $2.71 on February 2, 2022, the date of grant. The stock options vested immediately upon grant.

(5)

The amount reported reflects $4,500 of 401(k) contributions matched by us and $25,248 of health benefits and life and disability insurance that we paid for on behalf of Mr. Mortenson during the last fiscal year.

(6)	The amount reported reflects $19,257 of health benefits and life and disability insurance that we paid for on behalf of Dr. Glanzman during the last fiscal year.

(7)

The amount reported reflects $4,500 of 401(k) contributions matched by us and $20,085 of health benefits and life and disability insurance that we paid for on behalf of Mr. Brown during the last fiscal year.

We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates.

Outstanding Equity Awards at Fiscal Year-End - 2022

The following table provides information regarding outstanding equity awards for Clene’s NEOs as of December 31, 2022:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert Etherington(1)(2)	1,092,777	—	$0.15	7/30/2024
	428,674	—	$0.53	11/22/2025
	250,000	350,000	$9.00	4/29/2031
	27,083	72,917	$4.74	11/3/2031
	69,652	—	$3.04	2/14/2032
	—	480,000	$3.04	2/14/2032
	—	400,000	$1.11	11/3/2032
Mark Mortenson(1)(3)	687,605	—	$0.15	7/30/2024
	219,963	43,993	$2.50	8/25/2029
	83,333	116,667	$9.00	4/29/2031
	54,167	145,833	$4.74	11/3/2031
	—	200,000	$3.04	2/14/2032
	—	400,000	$1.11	11/3/2032
Dr. Robert Glanzman(1)(4)	241,959	48,392	$2.50	8/25/2029
	39,583	55,417	$9.00	4/29/2031
	27,083	72,917	$4.74	11/3/2031
	—	140,000	$3.04	2/14/2032
Morgan R. Brown(5)	—	250,000	$2.96	1/31/2032
	—	300,000	$1.11	11/3/2032

(1)

Additional shares may be issued to the NEOs pursuant to rights to restricted stock awards upon our achievement of certain milestones under the Merger Agreement. As of December 31, 2022, the maximum number of shares issuable are (i) 172,189 shares to Mr. Etherington, (ii) 107,692 shares to Mr. Mortenson and (iii) 32,860 shares to Dr. Glanzman.

(2)

Vesting dates — (a) 25% vested on 4/1/2014 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (b) 25% vested on 4/1/2014 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (c) 25% vested on 4/30/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (d) 25% vested on 11/4/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (e) 100% vested immediately upon grant, (f) 25% vested on 2/15/2023 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, and (g) 25% vested on 11/4/2023 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested.

(3)

Vesting dates — (a) 25% vested on 12/28/2013 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (b) 25% vested on 8/26/2020 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (c) 25% vested on 4/30/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (d) 25% vested on 11/4/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (e) 25% vested on 2/15/2023 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, and (f) 25% vested on 11/4/2023 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested.

(4)

Vesting dates — (a) 25% vested on 8/26/2020 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (b) 25% vested on 4/30/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (c) 25% vested on 11/4/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, and (d) 25% vested on 2/15/2023 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested.

(5)

Vesting dates — (a) 25% vested on 2/1/2023 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, and (b) 25% vested on 11/4/2023 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested.

Potential Payments Upon Termination or Change in Control

See “— Severance Arrangements.”

Equity Compensation Plan

Purpose of the 2020 Stock Plan

Our 2020 Stock Plan was approved by our stockholders as part of the Reverse Recapitalization in December 2020. The purpose of the 2020 Stock Plan is to attract and retain the services of (i) selected employees, executive officers, and directors of the Company or any parent or subsidiary, and (ii) selected nonemployee agents, consultants, advisers, and independent contractors of the Company or any parent or subsidiary. Our employee equity compensation program, as implemented under the 2020 Stock Plan, will allow us to remain competitive with comparable companies in our industry by giving us the resources to attract and retain talented individuals to achieve our business objectives and build stockholder value. The ability to grant options and other equity-based awards will help us to motivate employees, executive officers, directors, and consultants and encourage them to devote their best efforts to our business and financial success.

Description of the 2020 Stock Plan

Subject to adjustment for various corporate actions such as stock splits or mergers described in more detail below, the shares to be offered under the 2020 Stock Plan will consist of our Common Stock, and the total number of shares of Common Stock that may be issued under the 2020 Stock Plan shall be 12,000,000, all of which may be issued pursuant to Incentive Stock Options or any other type of award under the 2020 Stock Plan. If an option or other award granted under the 2020 Stock Plan expires, terminates or is cancelled, the unissued shares subject to that option or award shall again be available under the 2020 Stock Plan. If shares awarded pursuant to the 2020 Stock Plan are forfeited to or repurchased at original cost by the Company, the number of shares forfeited or repurchased at original cost shall again be available under the Incentive Plan.

The 2020 Stock Plan has been adopted and approved by the Board and became effective as of the closing of the Reverse Recapitalization (the “Effective Date”) by a vote of our stockholders. Options and stock awards may be granted at any time after the Effective Date and before termination of the 2020 Stock Plan. The 2020 Stock Plan will continue in effect until the earlier of (i) the date that is ten years after the Effective Date or (ii) such time as all shares available for issuance under the 2020 Stock Plan have been issued and all restrictions on the shares have lapsed. Our Board may suspend or terminate the 2020 Stock Plan at any time except with respect to options and stock awards then outstanding under the 2020 Stock Plan. No options or stock awards may be granted under the 2020 Stock Plan after its termination. Termination does not affect any outstanding options or stock awards, any right of ours to repurchase shares or the forfeitability of shares issued under the 2020 Stock Plan.

The 2020 Stock Plan is administered by our Board or our Compensation Committee to which the Board may delegate any or all authority for the administration of the 2020 Stock Plan. If authority is delegated to our Compensation Committee, all references to the Board in the 2020 Stock Plan and in this description shall mean and relate to the Compensation Committee, except (i) as otherwise provided by the Board; and (ii) that only the Board may amend or terminate the 2020 Stock Plan. The Board or the Compensation Committee shall determine and designate the individuals to whom options or other awards shall be made (“Recipients”), the number of such options or awards, and the other terms and conditions of such options or awards. Subject to the provisions of the 2020 Stock Plan and applicable law, the Board may adopt and amend rules and regulations relating to the administration of the 2020 Stock Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares, and make all other determinations in the judgment of the Board necessary or desirable for the administration of the 2020 Stock Plan. The interpretation and construction of the provisions of the 2020 Stock Plan and related agreements by the Board shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in the 2020 Stock Plan or in any related agreement in the manner, and to the extent it deems expedient to carry the 2020 Stock Plan into effect, and the Board shall be the sole and final judge of such expediency.

Our Board may, from time to time, take the following actions, separately or in combination, under the 2020 Stock Plan: (i) grant incentive stock options as defined in Section 422 of the Internal Revenue Code, (ii) grant options other than incentive stock options; and (iii) grant stock awards as defined in the 2020 Stock Plan. Awards may be made to employees, executive officers, directors, and other individuals selected by the Board, provided that only our employees or employees of any subsidiary are eligible to receive incentive stock options. The Board will select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

With respect to each option grant, the Board will determine the number of shares subject to the option, the exercise price, the duration of the option, the times at which the option may be exercised and whether the option is an incentive stock option or a non-statutory stock option. The exercise price per share will be determined by the Board at the time of the grant. The exercise price will not be less than 100% of the fair market value of the Common Stock covered by the option at the date the option is granted (110% for holders of 10% or more of our voting power). The fair market value will be the closing price of the Common Stock on the last trading day before the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board in good faith. No Recipient of any option or other award under the 2020 Stock Plan will have any rights as a stockholder with respect to any shares of Common Stock subject to such option or award until the date the Recipient becomes the holder of record of such shares.

The Board may issue shares under the 2020 Stock Plan as stock awards for any form of consideration determined by the Board, including promissory notes and services and including no consideration or such minimum consideration as may be required by law. Stock awards shall be subject to the terms, conditions, and restrictions determined by the Board. The restrictions may include restrictions concerning transferability, repurchase by the Company, and forfeiture of the shares issued, together with any other restrictions determined by the Board. Stock awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied or restricted stock units under which shares are not issued until after vesting conditions are satisfied. The related stock award agreement may contain any terms, conditions, restrictions, representations, and warranties required by the Board. No shares shall be issuable under a restricted stock award or similar stock award after the expiration of ten years from the date such award is granted.

We may require any Recipient of a stock award to pay to us in cash or by check amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the Recipient fails to pay the amount demanded, we may withhold that amount from other amounts payable to the Recipient, including salary, subject to applicable law. With the Board’s consent, a Recipient may satisfy this obligation, in whole or in part, by instructing us to withhold from any shares to be issued or by delivering to us other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the amount necessary to pay tax withholding to each jurisdiction calculated at the maximum tax rate applicable to income earned in that jurisdiction.

If our outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any stock split, reverse stock split, combination of shares, dividend payable in shares, recapitalization, reclassification or other distribution of Common Stock to stockholders generally without the receipt of consideration by us, appropriate adjustment will be made by the Board in the number and kind of shares available for grants under the 2020 Stock Plan and in all other share amounts set forth in the 2020 Stock Plan. In addition, the Board will make appropriate adjustments in (i) the number and kind of shares subject to outstanding awards, and (ii) the exercise price per share of outstanding options, so that the Recipient’s proportionate interest before and after the occurrence of the event is maintained. Unless otherwise determined by the Board, in the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which we are a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets, the Board shall, in its sole discretion and to the extent possible under the structure of the transaction and the 2020 Stock Plan, with respect to each outstanding option and stock award under the 2020 Stock Plan, choose how options and awards shall be handled.

The Board may at any time modify or amend the 2020 Stock Plan in any respect; provided, however, that any modification or amendment of the 2020 Stock Plan shall be subject to stockholder approval to the extent required under applicable law or the rules of Nasdaq. No change in an option or other award already granted shall be made without the written consent of the Recipient if the change would adversely affect such Recipient.

401(k) Retirement Plan

Clene’s 401(k) plan is designed to provide retirement benefits to all eligible employees. The 401(k) plan provides eligible employees the opportunity to save for retirement on a tax-favored basis. Our NEOs may elect to participate in the 401(k) plan on the same basis as all other employees. We match 100% of a participating employee’s deferral contributions up to 3% of annual compensation, limited to $4,500 of matching contributions per year.

DIRECTOR COMPENSATION

Director Compensation Table - 2022

The following table sets forth cash and other compensation earned during 2022 by directors who are not NEOs.

Name	Option Awards(1) ($)	Total ($)
David J. Matlin(2)	$139,932	$139,932
Jonathon T. Gay(3)(4)	$96,128	$96,128
Shalom Jacobovitz(5)	$121,925	$121,925
Dr. Vallerie V. McLaughlin(6)	$106,838	$106,838
Alison H. Mosca(7)	$123,385	$123,385
Dr. John H. Stevens(8)	$108,783	$108,783
Chidozie Ugwumba(9)	$110,242	$110,242
Reid Neil Wilcox(10)(11)	$—	$—

(1)	Stock option awards are valued using the Black-Scholes option pricing model. See “— Summary Compensation Table - 2022” for additional details.

(2)	Mr. Matlin held 163,534 outstanding stock options as of December 31, 2022.

(3)	Mr. Gay held 339,127 outstanding stock options as of December 31, 2022.

(4)	Mr. Gay elected not to accept stock options awards for his quarterly board service for the second quarter of 2022.

(5)	Mr. Jacobovitz held 545,586 outstanding stock options as of December 31, 2022.

(6)	Dr. McLaughlin held 106,232 outstanding stock options as of December 31, 2022.

(7)	Ms. Mosca held 190,369 outstanding stock options as of December 31, 2022.

(8)	Dr. Stevens held 139,520 outstanding stock options as of December 31, 2022.

(9)

Mr. Ugwumba held 140,645 outstanding stock options as of December 31, 2022. As disclosed in our Current Report on Form 8-K filed with the SEC on February 15, 2023, Mr. Ugwumba resigned as director and as a member of the Audit Committees of the Board as of February 15, 2023.

(10)	Mr. Wilcox held 45,000 outstanding stock options as of December 31, 2022.

(11)	Mr. Wilcox elected not to accept stock option awards for his annual and quarterly board service during 2022.

Director Compensation Policy

Our director compensation policy was approved on April 16, 2021 and is outlined below.

Annual Board Service

Under our director compensation policy, each non-employee director that has previously served at least six months receives a stock option grant at the time of the annual meeting of stockholders for 30,000 shares of Common Stock. All such options become exercisable over 12 equal monthly installments and shall become fully vested upon the earlier of a merger, consolidation, or other transaction as defined in the director compensation policy, or the next annual meeting of stockholders; and have an exercise price equal to the closing price of the Common Stock on the date of grant.

Quarterly Board and Committee Service

The director compensation policy also provides for quarterly retainers for board and committee service for a number of shares calculated by determining the Black-Scholes value of the option grant as outlined below. All such options become fully exercisable when granted and have an exercise price equal to the closing price of the Common Stock on the date of grant.

●

Board of Directors—stock options in the amount of $10,000 ($40,000 annually) for each member, with any non-executive chairperson receiving $17,500 ($70,000 annually), inclusive of the board member retainer;

●

Audit Committee—stock options in the amount of $1,875 ($7,500 annually) for each member, with any non-executive chairperson receiving $3,750 ($15,000 annually), inclusive of the committee member retainer;

●

Compensation Committee—stock options in the amount of $1,500 ($6,000 annually) for each member, with any non-executive chairperson receiving $3,000 ($12,000 annually), inclusive of the committee member retainer; and

●

Nominating and Corporate Governance Committee—stock options in the amount of $1,000 ($4,000 annually) for each member, with any non-executive chairperson receiving $2,000 ($8,000 annually), inclusive of the committee member retainer.

Election of New Director

The director compensation policy also provides for a stock option grant for newly appointed or elected directors for 45,000 shares of the Common Stock. All such options become exercisable over 36 equal monthly installments and have an exercise price equal to the closing price of the Common Stock on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions to which we were a participant since January 1, 2022 in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

License and Supply Agreement

In August 2018, we entered into a license agreement and exclusive supply agreement (collectively, the “4Life Agreement”) with 4Life Research LLC (“4Life”), a holder of more than 5% of our Common Stock, in conjunction with 4Life’s investment in our Series C preferred stock and warrants. Pursuant to the 4Life Agreement, 4Life was granted an exclusive license to sell certain dietary supplements. The term of the exclusive license is five years from the commencement of product sales under the 4Life Agreement, which was in April 2021, with options to renew for additional five-year terms. We provide non-pharmaceutical product to 4Life for development, and 4Life pays royalties of 3% of incremental sales. 4Life is subject to an annual minimum sales requirement. If the minimum sales are unmet, 4Life may pay the Company an additional fee to maintain exclusivity or have the license converted to non-exclusive. During the year ended December 31, 2022, we received royalty revenue of $0.1 million under the license agreement and we sold product under the supply agreement totaling $0.3 million.

Registered Direct Offering

In October 2022, we entered into securities purchase agreements with certain affiliated stockholders in a registered direct offering of our Common Stock. The affiliated stockholders included SymBiosis II, LLC, Kensington Clene 2021, LLC, and AK Holding Company, LC, directors of the Company, David J. Matlin and John H. Stevens, M.D., and a director of Clene Nanomedicine, David T. Lisonbee, to whom we sold 6,287,129 shares of Common Stock at a sale price of $1.01 per share, for gross aggregate proceeds of $6.4 million. As of December 31, 2022, there were no amounts due from these affiliated stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock by:

●	each person known to us who is the beneficial owner of more than 5% of any class our shares;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Accordingly, all Common Stock subject to options or warrants that are exercisable within 60 days of March 13, 2023 are deemed to be outstanding and beneficially owned by the holders of such options or warrants for the purpose of calculating the holder’s beneficial ownership. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

The percentage ownership of the Company is based on 77,494,778 shares of Common Stock issued and outstanding as of March 13, 2023.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Class(3)
Executive Officers and Directors
Robert Etherington(4)	2,137,913	2.8%
Mark Mortenson(5)	1,331,657	1.7%
Dr. Robert Glanzman(6)	402,552	*
Morgan R. Brown(7)	78,125	*
David J. Matlin(8)	5,608,112	7.2%
Jonathon T. Gay(9)	2,556,686	3.3%
Shalom Jacobovitz(10)	617,755	*
Dr. Vallerie V. McLaughlin(11)	96,448	*
Alison H. Mosca(12)	6,438,822	8.3%
Dr. John H. Stevens(13)	726,295	*
Reed N. Wilcox(14)	605,145	*
All Executive Officers and Directors as of March 13, 2023	20,599,510	26.6%

5% or Greater Stockholders
General Resonance, LLC(15)	15,560,212	20.1%
AK Holding Company, LC(16)(17)	6,952,635	9.0%
SymBiosis II, LLC(18)	5,548,019	7.2%
4Life Research LLC(19)	3,996,895	5.2%
Kensington Investments, L.P.(20)(21)	3,910,901	5.0%

*	Less than 1% of our total outstanding shares on an as converted basis.

(1)	Unless otherwise indicated, the business address of our directors and executive officers is 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121.

(2)

These amounts do not include any possible performance-based stock awards that are outlined in the Merger Agreement. Additional shares may be issued to the NEOs pursuant to rights to restricted stock awards related to options they currently hold upon our achievement of milestones under the Merger Agreement. The exact number of shares issuable under such rights to restricted stock awards is not determinable until the occurrence of these events.

(3)

Percentage ownership is calculated by dividing the number of shares of Common Stock beneficially owned by such person or group by the sum of the number of shares that the individual or group has the right to acquire within 60 days of March 13, 2023, plus 77,494,778 shares of Common Stock outstanding as of March 13, 2023.

(4)

Includes (i) 2,068,603 shares subject to options that are exercisable within 60 days of March 13, 2023, and (ii) 12,717 shares of Common Stock that are owned by RDE RX Ventures, LLC. Mr. Etherington is the Manager of RDE RX Ventures, LLC. The shares owned by RDE RX Ventures, LLC may also be deemed to be beneficially owned by Mr. Etherington.

(5)	Includes 1,162,898 shares subject to options that are exercisable within 60 days of March 13, 2023.

(6)	Includes 391,988 shares subject to options that are exercisable within 60 days of March 13, 2023.

(7)	Includes 78,125 shares subject to options that are exercisable within 60 days of March 13, 2023.

(8)

Includes (i) 164,428 shares subject to options that are exercisable within 60 days of March 13, 2023, and (ii) 150,000 shares of Common Stock that are owned by the Matlin Family Trust 2020. Mr. Matlin is the trustee of the Matlin Family Trust 2020. The shares owned by the Matlin Family Trust may also be deemed to be beneficially owned by Mr. Matlin.

(9)

Includes (i) 333,093 shares subject to options that are exercisable within 60 days of March 13, 2023, and (ii) 2,154,848 shares of Common Stock that are owned by KSV Gold, LLC. Mr. Gay is a member of KSV Gold, LLC’s management team. The shares owned by KSV Gold, LLC may also be deemed to be beneficially owned by Mr. Gay. However, Mr. Gay has no control over how the shares owned by KSV Gold, LLC are voted and disclaims all shares for which he does not have a pecuniary or profits interest.

(10)	Includes 542,710 shares subject to options that are exercisable within 60 days of March 13, 2023.

(11)	Includes 96,448 shares subject to options that are exercisable within 60 days of March 13, 2023.

(12)

Includes (i) 184,500 shares subject to options that are exercisable within 60 days of March 13, 2023, (ii) 1,459,945 shares of Common Stock that are owned by the Robert C. Gay 1998 Family Trust, (iii) 3,006,670 shares of Common Stock and warrants exercisable for 904,231 shares of Common Stock that are owned by Kensington Investments, L.P., and (iv) 844,000 shares of Common Stock that are owned by Kensington Clene 2021, LLC. The shares owned by the Robert C. Gay 1998 Family Trust, Kensington Investments, L.P., and Kensington Clene 2021, LLC may also be deemed to be beneficially owned by Ms. Mosca by reason of her service as trustee of the Robert C. Gay 1998 Family Trust, Chief Executive Officer of Kensington Investments, L.P., and sole Manager of Kensington Clene, LLC. Ms. Mosca disclaims beneficial ownership of all shares for which she does not have a pecuniary or profits interest.

(13)

Includes (i) 133,893 shares subject to options that are exercisable within 60 days of March 13, 2023, and (ii) 108,653 shares of Common Stock that are owned by the John H Stevens and Marcia Kirk Stevens Family Trust. Mr. Stevens is the trustee of the John H Stevens and Marcia Kirk Stevens Family Trust. The shares owned by the John H Stevens and Marcia Kirk Stevens Family Trust may also be deemed to be beneficially owned by Dr. Stevens.

(14)	Includes 30,000 shares subject to options that are exercisable within 60 days of March 13, 2023.

(15)

General Resonance, LLC is a limited liability company and its board of managers exercises voting and dispositive power concerning Clene’s Common Stock. The registered address of General Resonance, LLC is 6510 S Millrock Dr., Suite 250, Holladay, UT 84121.

(16)

The shares owned by AK Holding Company, LC may also be deemed to be beneficially owned by Alan and Karen Ashton. Mr. and Ms. Ashton each own 50% of AK Holding Company, LC and Mr. Ashton is the Chief Executive Officer of AK Holding Company, LC. The registered address of AK Holding Company, LC is 3200 W. Clubhouse Dr., Suite 200, Lehi UT 84043.

(17)

Includes 864,660 shares that would be issued to AK Holding Company, LC if it elected to exercise its Series A warrant and 160,220 shares that would be issued to AK Holding Company, LC if it elected to exercise its senior warrant.

(18)

The shares are reported as owned by SymBiosis II, LLC, as reported by Chidozie Ugwumba. Mr. Ugwumba is the Managing Partner of SymBiosis II, LLC and was a director of Clene during fiscal year 2022. The registered address for Mr. Ugwumba is 609 SW 8th St., Suite 365, Bentonville, AR 72712.

(19)

The shares owned by 4Life Research, LLC may also be deemed to be beneficially owned by David T. Lisonbee. Mr. Lisonbee is the chairman of 4Life Research, LLC. The registered address of 4Life Research, LLC is 9850 South 300 West, Sandy, UT 84070. Based on the Schedule 13G filed on February 12, 2021, by 4Life Research, LLC, Mr. Lisonbee also beneficially owns 542,629 shares held by Legato Investments, LLC, of which David Lisonbee is the majority beneficial owner and manager, and over which David Lisonbee may be deemed to have sole voting and dispositive power; and 40,48840,488 shares of Common Stock held by Mr. Lisonbee in his own name. Mr. Lisonbee also owns 64,421 shares of Common Stock issued in private placements of the Company.

(20)

The shares owned by Kensington Investments, L.P. may also be deemed to be beneficially owned by Robert C. Gay and Ms. Mosca. Robert C. Gay is the founder and majority equity holder of Kensington Investments L.P., and Ms. Mosca is the Chief Executive Officer of Kensington Investments L.P. and is also a director of Clene. The registered address of Kensington Investments, L.P. is 26 Patriot Place, Suite 301, Foxborough, MA 02035.

(21)

Includes 744,010 shares that would be issued to Kensington Investments, L.P. if it elected to exercise its Series A warrant and 160,221 shares that would be issued to Kensington Investments, L.P. if it elected to exercise its senior warrant.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Clene Inc.’s audited financial statements for the year ended December 31, 2022.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at invest.clene.com/governance. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for the fiscal year ended December 31, 2022, was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes.

In the course of its oversight of our financial reporting process, the Audit Committee:

●	reviewed and discussed with management and Deloitte our audited financial statements for the fiscal year ended December 31, 2022;

●	discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees and the SEC;

●

received written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

●	reviewed with management and Deloitte our critical accounting policies;

●	discussed with management the quality and adequacy of our internal controls; and

●	discussed with Deloitte any relationships that may impact their objectivity and independence.

Based on the foregoing review and discussions, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

By the Audit Committee,
Alison H. Mosca, Chair
Shalom Jacobovitz
John H. Stevens, M.D.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Fees

Deloitte, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2022. Representatives of Deloitte are expected to attend the Annual Meeting, be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

The aggregate fees for audit and other services provided by Deloitte for the fiscal years ended December 31, 2022 and 2021 are as follows:

	2022	2021
Audit Fees(1)	$362,600	$382,500
Audit-Related Fees(2)	$144,190	$94,590
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$506,790	$477,090

(1)

Audit Fees consist of professional services rendered for financial statement audit and review services that are customary under generally accepted auditing standards or that are customary for the purpose of rendering an opinion or review report on the financial statements.

(2)	Audit-Related Fees consist of professional services rendered for work performed in connection with registration statements such as due-diligence procedures or issuance of consents and comfort letters.

Audit Committee Policy for Pre-Approval of Independent Registered Public Accountant Services

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. For engagements for audit-related or tax-related services within a specified dollar limit, the Chair of the Audit Committee has authority to provide such prior approval, and she reports to the full committee whenever she has exercised that authority. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period, would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. For future annual meetings, in order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our Corporate Secretary in the form prescribed by our amended and restated bylaws, as described under “General Information.”

ANNEX A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CLENE INC.

Article I

Section 1.1  Name. The name of the Corporation is Clene Inc. (the “Corporation”).

Article II

Section 2.1  Address. The registered office of the Corporation in the State of Delaware is 3500 S Dupont Hwy, Dover, Kent County, Delaware 19901; and the name of the Corporation’s registered agent at such address is Incorporating Services Ltd.

Article III

Section 3.1  Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation was first incorporated on August 12, 2020.

Article IV

Section 4.1  Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 301,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), and (ii) 300,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation or any certificate of designation relating to any series of Preferred Stock. The filing of this Certificate of Incorporation shall occur on the closing date of the transactions contemplated by that certain Merger Agreement, dated as of September 1, 2020, by and among Clene Nanomedicine, Inc., Fortis Advisors LLC, Tottenham Acquisition I Ltd., the Corporation (formerly known as Chelsea Worldwide Inc.) and Creative Worldwide Inc.

Section 4.2  Preferred Stock.

(A)    The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B)    Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series).

Section 4.3  Common Stock.

(A)    Voting Rights.

(1)    Except as otherwise provided in this Certificate of Incorporation or as provided by law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

1

(2)    Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.

(B)    Dividends and Distributions.

(1)    Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Common Stock shall be entitled to receive ratably, taken together as a single class, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(C)    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over the Common Stock as to distributions upon dissolution or liquidation or winding up shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

(D)    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares equal to the number of shares of Common Stock into which the number of shares of then-outstanding Preferred Stock could be converted pursuant to the terms of such Preferred Stock.

Article V

Section 5.1  By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as the same may be amended from time to time, the “By-Laws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the By-Laws or pursuant to applicable law, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of Article I, Article II or Article IV of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith and, with respect to any other provision of the By-Laws of the Corporation, the affirmative vote of the holders of at least a majority of the total voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith.

Article VI

Section 6.1  Board of Directors.

(A)    Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board.

(B)    The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date of filing of this Certificate of Incorporation (the “Filing Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Filing Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Filing Date. At each annual meeting of stockholders following the Filing Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Any such director shall hold office until the annual meeting of stockholders at which such director’s term expires and until such director’s successor shall be elected and qualified, or such director’s earlier death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class.

2

(C)    Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(D)    Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the By-Laws. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(E)    Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly.

(F)    Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.

Article VII

Section 7.1  Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Corporation then in office; provided, however, that any action expressly permitted by the certificate of designation relating to one or more series of Preferred Stock to be taken by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation or as otherwise provided in the By-Laws.

Article VIII

Section 8.1  Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 8.2  Indemnification. To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others. Any amendment, repeal or modification of the foregoing provisions of this Section 8.2 shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

Article IX

Section 9.1  DGCL Section 203 and Business Combinations.

3

(A)    The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(B)    Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(2)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3)    at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(C)    For purposes of this Article IX, references to:

(1)    “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)    “associate” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3)    “business combination” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(a)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 9.1(B) of this Article IX is not applicable to the surviving entity;

(b)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(c)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(d)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

4

(e)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4)    “control” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing Section 9.1(B) of Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (x) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (x) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(a)    beneficially owns such stock, directly or indirectly; or

(b)    has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(7)    “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(9)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

Article X

Section 10.1  Competition and Corporate Opportunities.

(A)    In recognition and anticipation that members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

5

(B)    No Non-Employee Director or his or her Affiliates or Affiliated Entities (the Persons (as defined below) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 10.1(C) of this Article X. Subject to Section 10.1(C) of this Article X, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(C)    The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered or presented to, or acquired or developed by, such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 10.1(B) of this Article X shall not apply to any such corporate opportunity.

(D)    In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, (iii) is one in which the Corporation has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

(E)    For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of a member of the Board, any Person that, directly or indirectly, is controlled by such member of the Board (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (x) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (y) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (z) any Affiliate of any of the foregoing; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(F)    To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

(G)    Any alteration, amendment, addition to or repeal of this Article X shall require the affirmative vote of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws or applicable law.

Article XI

Section 11.1  Severability. If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

6

Article XII

Section 12.1  Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation (a) arising pursuant to any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated, including by means of certificate of designation relating to preferred stock) or the By-Laws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of this Article XII will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Article XIII

Section 13.1  Amendments. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XII and this Article XIII. Except as expressly provided in the foregoing sentence and the remainder of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

*  *  *  *  *  *  *  *  *  *  *

7

ANNEX B

CLENE INC.

AMENDED 2020 STOCK PLAN

1.    Purpose. The purpose of this Amended 2020 Stock Plan (the “Plan”) is to enable Clene Inc., a Delaware corporation (the “Company”), to attract and retain the services of (i) selected employees, officers, and directors of the Company or any parent or subsidiary of the Company, and (ii) selected nonemployee agents, consultants, advisers, and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

2.    Shares Subject to the Plan. Subject to adjustment as provided below and in Section 8, the shares to be offered under the Plan shall consist of Common Stock of the Company (“Common Stock”), and the total number of shares of Common Stock that may be issued under the Plan shall be eighteen million four hundred thousand (18,400,000) shares, all of which may be issued pursuant to Incentive Stock Options or any other type of award under the Plan. If an option or other award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or award shall again be available under the Plan. If shares awarded pursuant to the Plan are forfeited to or repurchased at original cost by the Company, the number of shares forfeited or repurchased at original cost shall again be available under the Plan.

3.    Effective Date and Duration of Plan.

3.1    Effective Date. The Plan was adopted by the board of directors of the Company (the “Board of Directors”) and became effective as of December 28, 2020 (the “Effective Date”). The Plan was approved by the Company’s stockholders on December 30, 2020. Options and stock awards pursuant to Section 7 (“Stock Awards”) may be granted at any time after the Effective Date and before termination of the Plan. An amendment to the Plan to increase the total number of shares of Common Stock that may be issued under the plan was adopted by the Board of Directors on March __, 2023 and approved by the Company’s stockholders on May __, 2023.

3.2    Duration. The Plan shall continue in effect until the earlier of (i) the date that is 10 years after the Effective Date or (ii) such time as all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options Stock Awards then outstanding under the Plan. No options or Stock Awards may be granted under the Plan after termination of the Plan. Termination shall not affect any outstanding awards, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.    Administration.

4.1    Board of Directors. The Plan shall be administered by the Board of Directors, which shall determine and designate the individuals to whom awards shall be made (“Recipients”), the amount of the awards, and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law), and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2    Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Section 3 and Section 9.

5.    Types of Awards, Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:  (i) grant incentive stock options (“Incentive Stock Options”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Section 6.1 and Section 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Section 6.1; and (iii) grant Stock Awards as provided in Section 7. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

1

6.    Option Grants.

6.1    General Rules Relating to Options.

6.1-1    Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

6.1-2    Exercise Price. The exercise price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the exercise price shall not be less than 100% of the fair market value of the Common Stock covered by the option at the date the option is granted. The fair market value shall be the closing price of the Common Stock on the last trading day before the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

6.1-3    Exercise of Options. Except as provided in Section 6.1-6 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the Recipient is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Section 6.1-6 and Section 8, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares.

6.1-4    Nontransferability. Each option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the Recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death, and (ii) during the Recipient’s lifetime, shall be exercisable only by the Recipient; provided, however, that the Board of Directors may permit a Non-Statutory Stock Option to be transferable by gift or domestic relations order to a Family Member of the Recipient. For purposes of the foregoing proviso, the term “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Recipient’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Recipient) control the management of assets, and any other entity in which these persons (or the Recipient) own more than 50% of the voting interests.

6.1-5    Duration of Options. Subject to Section 6.1-3, Section 6.1-6, and Section 6.2-2, options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no option shall be exercisable after the expiration of 10 years from the date it is granted.

6.1-6    Termination of Employment or Service.

(a)    General Rule. Unless otherwise determined by the Board of Directors, if a Recipient’s employment or service with the Company terminates for any reason other than Total Disability (as provided in Section 6.1-6(b)), death (as provided in Section 6.1-6(c)), or Cause (as provided in Section 6.1-6(d)), such Recipient’s option may be exercised at any time before the expiration date of the option or the expiration of three months after the date of termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period under this Section 6.1-6(a) that ends before the earlier of (i) the expiration of 30 days after the date of termination, or (ii) the expiration date of the option.

(b)    Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if a Recipient’s employment or service with the Company terminates because of Total Disability, such Recipient’s option may be exercised at any time before the expiration date of the option or before the date one year after the date of termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period under this Section 6.1-6(b) that ends before the earlier of (i) the expiration of six months after the date of termination, or (ii) the expiration date of the option. The term “Total Disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of one year or more and that causes the Recipient to be unable to perform the Recipient’s duties as an employee, director, officer or consultant of the Employer and to be unable to be engaged in any substantial gainful activity.

(c)    Termination Because of Death. Unless otherwise determined by the Board of Directors, if a Recipient dies while employed by or providing service to the Company, such Recipient’s option may be exercised at any time before the expiration date of the option or before the date one year after the date of death, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the option at the date of death and only by the person or persons to whom the Recipient’s rights under the option shall pass by the Recipient’s will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death; provided, however, that the Board of Directors may not provide for a post-termination exercise period under this Section 6.1-6(c) that ends before the earlier of (i) the expiration of six months after the date of termination, or (ii) the expiration date of the option.

2

(d)    Termination for Cause. Unless otherwise determined by the Board of Directors, if the Company terminates a Recipient’s employment or service with the Company for Cause, such Recipient’s option shall immediately terminate and cease to be exercisable, whether or not any portion of it had previously become exercisable. Unless otherwise determined by the Board of Directors, the term “Cause” means Recipient’s (i) willful failure or refusal to perform Recipient’s duties, (ii) gross negligence or intentional misconduct in connection with the performance of Recipient’s duties, or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(e)    Intentional Misconduct. Unless otherwise determined by the Board of Directors, an option shall immediately terminate and cease to be exercisable if the Recipient engages in any intentional misconduct in connection with the performance of Recipient’s duties including, but not limited to, unauthorized disclosure of any confidential or proprietary information of the Company or breach of any agreement with the Company. If the Board of Directors at any time determines that a Recipient engaged in intentional misconduct before exercising an option, the Company may elect to cancel the exercise of that option by returning to the Recipient any consideration paid on the exercise, and the Recipient shall then surrender to the Company for cancellation the stock certificate representing the shares acquired on that exercise.

(f)    Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the three-month and one-year exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

(g)    Failure to Exercise Option. To the extent that the option of any deceased Recipient or any Recipient whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

(h)    Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

6.1-7    Purchase of Shares.

(a)    Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of notice from the Recipient of the Recipient’s binding commitment to purchase shares, specifying the number of shares the Recipient desires to purchase under the option and the date on which the Recipient agrees to complete the transaction, and, if required to comply with the Securities Act of 1933 (the “Securities Act”), containing a representation that it is the Recipient’s intention to acquire the shares for investment and not with a view to distribution. If the Common Stock is publicly traded, the notice of exercise may include an irrevocable direction to a Company designated brokerage firm (on a form prescribed by the Company) to sell some or all of the purchased shares and to deliver some or all of the sale proceeds to the Company in payment of the exercise price and any required tax withholding.

(b)    Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the Recipient must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes, and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock on the last trading day before the date payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, a Recipient may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

(c)    Tax Withholding. Each Recipient who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state, and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the Recipient shall pay such amount, in cash or by check, to the Company on demand. If the Recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a Recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the amount necessary to pay tax withholding to each jurisdiction calculated at the maximum tax rate applicable to income earned in that jurisdiction.

3

(d)    Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option, less the number of shares, if any, surrendered in payment for the exercise price or withheld or delivered to satisfy withholding obligations.

6.1-8    Limitation on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

6.2    Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

6.2-1    Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000.00, the portion of the option or options not exceeding $100,000.00, to the extent of whole shares, will be treated as an Incentive Stock Option, and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000.00 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the Recipient designates otherwise at the time of exercise, the Recipient’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000.00 limitation. If a Recipient exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

6.2-2    Limitations on Grants to 10% Stockholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the exercise price is at least 110% of the fair market value, as described in Section 6.1-2, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

6.2-3    Early Dispositions. If within two years after an Incentive Stock Option is granted or within one year after an Incentive Stock Option is exercised, the Recipient sells or otherwise disposes of Common Stock acquired on exercise of the Option, the Recipient shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition, and (iii) the nature of the disposition (e.g., sale, gift, etc.).

7.    Stock Awards, Including Restricted Stock and Restricted Stock Units.

7.1    General Terms. The Board of Directors may issue shares under the Plan as Stock Awards for any consideration determined by the Board of Directors, including promissory notes and services and including no consideration or such minimum consideration as may be required by law. Stock Awards shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company, and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. Stock Awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or restricted stock unit awards under which shares are not issued until after vesting conditions are satisfied. All Stock Awards issued pursuant to this Section 7 shall be subject to a stock award agreement, which shall be executed by the Company and the Recipient of the Stock Award. The stock award agreement may contain any terms, conditions, restrictions, representations, and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors.

7.2    Duration of Restricted Stock Units. No shares shall be issuable under a restricted stock unit award or similar Stock Award after the expiration of 10 years from the date it is granted.

7.3    Nontransferability. All restricted stock unit awards granted under the Plan and any other rights to acquire shares under this Section 7 shall by their terms be nonassignable and nontransferable by the Recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death; provided, however, that the Board of Directors may permit any such award or right to be transferable by gift or domestic relations order to a Family Member of the Recipient, as such term is defined in Section 6.1-4.

4

7.4    Tax Withholding. The Company may require any Recipient of a Stock Award to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the Recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a Recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the amount necessary to pay tax withholding to each jurisdiction calculated at the maximum tax rate applicable to income earned in that jurisdiction.

7.5    Reduction in Reserved Shares. Upon the issuance of shares pursuant to a Stock Award, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

8.    Changes in Capital Structure.

8.1    Stock Splits, Stock Dividends, Etc. If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, reverse stock split, combination of shares, dividend payable in shares, recapitalization, reclassification or other distribution of Common Stock to stockholders generally without the receipt of consideration by the Company, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in (i) the number and kind of shares subject to outstanding awards, and (ii) the exercise price per share of outstanding options, so that the Recipient’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

8.2    Mergers, Reorganizations, Etc. Unless otherwise determined by the Board of Directors, in the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, with respect to each outstanding option and Stock Award under the Plan, select one of the following alternatives:

8.2-1    The outstanding option or Stock Award shall remain in effect in accordance with its terms.

8.2-2    The outstanding option or Stock Award shall be converted into an option or Stock Award to acquire stock in one (1) or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise or purchase price of the converted option or Stock Award shall be determined by the Board of Directors, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted option or Stock Award shall be vested only to the extent that the pre-conversion option or Stock Award was vested.

8.2-3    The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which the outstanding option may be exercised to the extent then exercisable, and upon the expiration of that period, the unexercised portion of the option shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of the option so that it is exercisable in full during that period. The Board of Directors also may, in its sole discretion, accelerate the vesting of any Stock Award or provide that an unvested Stock Award shall terminate upon completion of the Transaction.

8.2-4    The outstanding option or Stock Award shall be cancelled and converted into the right to receive payments with respect to each share subject to the option or Stock Award equal to the excess of the payments received by holders of Common Stock with respect to each share of Common Stock in the Transaction over the exercise or purchase price, if any. Payments with respect to the option or Stock Award shall be in the same form (e.g., cash, stock, other securities or property) as payments to holders of Common Stock and, once payments to holders of Common Stock per share exceed the exercise or purchase price, if any, shall be paid to the Recipient at the same time as payments to holders of Common Stock; provided, however, that to the extent that the option or Stock Award was subject to vesting based on the Recipient’s continuing service, payments to the Recipient may be subject to vesting in accordance with the same vesting schedule and payments may be delayed until vested; and provided further, that no such payments shall be made more than five years after completion of the Transaction. The value of payments in any form other than cash shall be the fair market value of such payments as determined by the Board of Directors. Payments to holders of Common Stock that are withheld for an escrow fund, holdback or similar arrangement shall not be deemed to have been paid to the holders until released and actually paid.

5

8.2-5    If this Section 8.2-5 is specifically cited in an agreement for an outstanding option or Stock Award, or in a written consent or the minutes of a meeting of the Board of Directors pursuant to which the option or Stock Award was granted, then such outstanding option or Stock Award may not be terminated in connection with a Transaction in any manner that has an adverse effect on the Recipient without the Recipient’s prior written consent, which such written consent must specifically reference this Section 8.2-5. Absent such written consent, the option or Stock Award will vest or become exercisable according to its express terms (including any acceleration of vesting or exercisability on or in connection with a Transaction), notwithstanding the Transaction’s effect on other options or Stock Awards granted under the Plan.

8.3    Dissolution of the Company. In the event of the dissolution of the Company, options and Stock Awards shall be treated in accordance with Section 8.2-3.

8.4    Rights Issued by Another Corporation. The Board of Directors may also grant options and Stock Awards under the Plan with terms, conditions, and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options and Stock Awards granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

9.    Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect; provided, however, that any modification or amendment of the Plan shall be subject to stockholder approval to the extent required under applicable law or the rules of any stock exchange on which the Company’s shares may then be listed. Notwithstanding the foregoing, except as provided in Section 8, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

10.    Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. Notwithstanding the foregoing, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would, in the judgment of the Board of Directors, violate state or federal securities laws.

11.    Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

12.    Rights as a Stockholder. The Recipient of any award under the Plan shall have no rights as a stockholder with respect to any shares of Common Stock until the date the Recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan or as determined by the Board of Directors, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the Recipient becomes the holder of record.

13.    500 or More Optionholders/Company Assets in Excess of $10,000,000.00. If (i) the aggregate of the number of holders of options granted under the Plan and the number of holders of all other outstanding compensatory options to purchase shares of Common Stock equals or exceeds 500, and (ii) the assets of the Company at the end of the Company’s most recently completed fiscal year exceed $10,000,000.00, then the following shall apply during any period when the Company is relying on the exemption provided by Rule 12h-1(f) (“Rule 12h-1(f)”) under the Securities Exchange Act of 1934 (the “Exchange Act”):

13.1    Transfer Restrictions. The options granted under the Plan (including, prior to exercise, the shares underlying such options) may not be pledged, hypothecated or otherwise transferred (including through any short position, any “put equivalent position” as defined in Rule 16a-1(h) under the Exchange Act or any “call equivalent position” as defined in Rule 16a-1(b) under the Exchange Act), except for any transfer (i) permitted by Rule 701(c) under the Securities Act, (ii) to an executor or guardian of the Recipient upon the death or disability of the Recipient, or (iii) otherwise permitted by Rule 12h-1(f) (such permitted transferees, collectively, the “Permitted Transferees”); provided, however, that any Permitted Transferees may not further transfer the options; and provided further, that the foregoing restrictions are in addition to and not in lieu of the restrictions on transfer set forth in Section 6.1-4.

13.2    Required Information. So long as shall be required by applicable law, the Company shall provide to holders of options in accordance with Rule 12h-1(f) the information described in Rules 701(e)(3), (4) and (5) under the Securities Act every six months with the financial statements being not more than 180 days old; provided, however, that the Company may condition the provision of such information upon the Recipient’s agreement to keep the information confidential.

Amended Plan Adopted by the Board of Directors: March __, 2023

Amended Plan Approved by Stockholders: May __, 2023.

6

ADDENDUM A

Clene Inc.

2020 STOCK PLAN

(Provisions for California Participants)

With respect to awards granted to California residents in reliance on Section 25102(o) of the California Corporations Code (“California Participants”) prior to the date, if ever, on which the Common Stock becomes a Listed Security (as defined below) and/or the Company is subject to the reporting requirements of the Exchange Act, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or an award agreement to the contrary:

1.    With respect to options, the exercise period shall be no more than 120 months from the date the option is granted.

2.    With respect to options, the option shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the award agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act.

3.    With respect to options, unless employment or service is terminated for “cause” as defined by applicable law, the terms of the Plan or award agreement, or a contract of employment or service, the right to exercise the option in the event of termination of employment or service, to the extent that the optionee is entitled to exercise on the date employment or service terminates, will continue until the earlier of the option expiration date or:

(a)    At least six months from the date of termination if termination was caused by death or Permanent Disability.

(b)    At least 30 days from the date of termination if termination was caused by other than death or Permanent Disability.

“Permanent Disability” for purposes of this Addendum shall mean the inability of the optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the optionee’s position with the Company because of the sickness or injury of the optionee.

4.    The award must be granted within 10 years from the date the Plan is adopted or the date the Plan is approved by the Company’s security holders entitled to vote, whichever is earlier.

5.    Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) within 12 months before or after the date the Plan is adopted, or (b) prior to the granting of any award to a California Participant.   Any option exercised or award granted before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

6.    Notwithstanding anything to the contrary in Section 8.1 of the Plan, the Board of Directors shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

7.    The Company will provide financial statements to each award recipient annually during the period such individual has one or more awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to award recipients when (a) issuance is limited to key persons whose duties in connection with the Company assure them access to equivalent information, or (b) the Plan complies with all conditions of Rule 701 of the Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

8.    For purposes of this Addendum, “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

9.    This Addendum shall no longer be part of the Plan at such time as the Company’s Common Stock becomes a Listed Security and/or the Company is subject to the reporting requirements of the Exchange Act.

7

clene

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O CLENE INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLNN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07235-P87094 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLENE INC.

The Board of Directors recommends you vote FOR the following:

Nominees:

01) Robert Etherington
02) Shalom Jacobovitz
03) Alison H. Mosca

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

V07236-P87094

CLENE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 9, 2023

The stockholder(s) hereby appoint(s) Morgan R. Brown and Jerry Miraglia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Clene Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on Tuesday, May 9, 2023. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted via a live audio webcast at https://www.virtualshareholdermeeting.com/CLNN2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) . IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side